UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.            )

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Watsco, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 26, 2006

To the shareholders of Watsco, Inc.:

The 2006 Annual Meeting of Shareholders of Watsco, Inc. will be held at the Ritz-Carlton Hotel, 3300 Southwest 27th Avenue, Coconut Grove, Florida on Friday, May 26, 2006, at 9:00 a.m. local time, for the purpose of considering and voting on the following matters:

(1) A proposal for the holders of Class B common stock to elect two members to our Board of Directors to hold office until the 2008 annual meeting of shareholders and to elect three members to our Board of Directors to hold office until the 2009 annual meeting of shareholders or until their successors are duly elected and qualified, and for the holders of common stock to elect three members to our Board of Directors to hold office until the 2007 annual meeting of shareholders or until their successors are duly elected and qualified;

(2) To re-approve the material terms of the performance goal under the performance award provisions of the Company’s 2001 Incentive Compensation Plan; and

(3) The transaction of such other business as may properly come before the annual meeting and any adjournment(s) or postponement(s) thereof.

All holders of record of shares of Watsco, Inc. stock (NYSE: WSO and AMEX: WSOB) at the close of business on April 10, 2006 are entitled to receive notice of the meeting and to vote at the meeting.

Your attention is directed to the accompanying Proxy Statement for further information with respect to the matters to be acted upon at the meeting.

Whether or not you expect to be present, please sign and date the enclosed proxy card and return it in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

By Order of the Board of Directors

BARRY S. LOGAN, Secretary

Coconut Grove, Florida

May 1, 2006

This is an important meeting and all shareholders are invited to attend the meeting in person. Those shareholders who are unable to attend are respectfully urged to execute and return the enclosed proxy card as promptly as possible in the enclosed return envelope. No postage is required if mailed in the United States. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY STATEMENT

DATE, TIME AND PLACE OF ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Watsco, Inc. of proxies from the holders of our common stock, par value $.50 per share and our Class B common stock, par value $.50 per share for use at our 2006 annual meeting of shareholders to be held at the Ritz-Carlton Hotel, 3300 Southwest 27th Avenue, Coconut Grove, Florida on Friday, May 26, 2006, at 9:00 a.m. local time or at any adjournment(s) or postponement(s) of the annual meeting.

This proxy statement and the enclosed form of proxy are being mailed to holders of our common stock and our Class B common stock on or about May 1, 2006. Shareholders should review the information provided in this proxy statement in conjunction with our 2005 Annual Report to Shareholders which accompanies this proxy statement. In this proxy statement, we refer to Watsco, Inc. as “Watsco”, “we”, “our” and the “Company.”

Our principal executive offices are located at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133.

Page
About the Meeting	1

Stock Ownership	4

Summary of Business Matters to be Voted On	7

Management and the Board of Directors	8

Board of Directors’ Meetings, Committees of the Board and Related Matters	10

Audit Committee Matters	13

Executive Compensation	16

Securities Authorized for Issuance Under Equity Compensation Plans	20

Watsco, Inc. Common Stock Price Performance	21

Corporate Governance	22

Employee Code of Business Ethics and Conduct	22

Certain Relationships and Related Transactions	22

Independent Registered Public Accounting Firm	22

Proposal to re-approve the material terms of the performance goal under the performance award provisions of the Company’s 2001 Incentive Compensation Plan	23

Other Business	33

Information Concerning Shareholder Proposals	33

Appendix A – Audit Committee Charter	A-1

Appendix B – Compensation Committee Charter	B-1

Appendix C – Corporate Governance Guidelines	C-1

Exhibit 1 – 2001 Incentive Compensation Plan	I-1

ABOUT THE MEETING

What is the Date, Time and Place of the Annual Meeting?

Watsco’s 2006 Annual Shareholders’ Meeting will be held on Friday, May 26, 2006, beginning at 9:00 a.m., local time, at the Ritz-Carlton Hotel, 3300 Southwest 27th Avenue, Coconut Grove, Florida.

What is the purpose of the annual meeting?

At the annual meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of (1) the election of eight directors; (2) to re-approve the material terms of the performance goal under the performance award provisions of the Company’s 2001 Incentive Compensation Plan; and (3) any other matters that properly come before the meeting. In addition, management will discuss the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the meeting?

Only our shareholders of record at the close of business on April 10, 2006, the record date for the meeting, are entitled to receive notice of and to participate in the annual meeting. If you were a shareholder of record on that date, you will be entitled to vote all of the shares you held on that date at the meeting, or any postponement(s) or adjournment(s) of the meeting. As of the record date, there were 24,091,510 shares of our common stock outstanding (representing 29,911,560 shares issued less 5,820,050 shares held in treasury) and 3,850,549 shares of our Class B common stock outstanding (representing 3,898,812 shares issued less 48,263 shares held in treasury), all of which are entitled to be voted at the annual meeting.

A list of shareholders will be available at our executive offices at 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 for a period of ten days prior to the annual meeting and at the annual meeting itself for examination by any shareholder.

What are the voting rights of the holders of Watsco common stock and Class B common stock?

Holders of our common stock are entitled to one vote per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 25 percent of our directors (rounded up to the next whole number), which presently equates to three directors. Holders of our Class B common stock are entitled to ten votes per share on each matter that is submitted to shareholders for approval and vote as a separate class to elect 75 percent of our directors (rounded down to the next whole number), which presently equates to six directors. See Summary of Business Matters to be Voted On under “Election of Directors.” Holders of our common stock and our Class B common stock vote together as a single class on all matters except election of directors or as otherwise provided by applicable law.

Who can attend the meeting?

All shareholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of common stock and Class B common stock representing a majority of the combined voting power of the outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, there were

24,091,510 shares of common stock outstanding and 3,850,549 shares of Class B common stock outstanding, all of which are entitled to be voted at the annual meeting.

As of the record date, our directors and executive officers and entities affiliated with these persons owned (i) common stock representing 1.3% of the outstanding shares of common stock and (ii) Class B common stock representing 86.7% of the outstanding shares of Class B common stock, together representing 53.9% of the aggregated combined votes of common stock and Class B common stock entitled to be cast at the annual meeting. Such persons and entities represent a majority of the combined voting power of the outstanding shares of stock on the record date and thus constitute a quorum and have informed us that they intend to vote all of their shares of common stock and Class B common stock in favor of all proposals set forth in the proxy statement.

What vote is required to approve each item?

For purposes of electing directors at the annual meeting, the nominees receiving the greatest numbers of votes of common stock and Class B common stock, voting as separate classes to the extent they are entitled to vote on a nominee shall be elected as directors. The affirmative vote of a majority of votes of Common Stock and Class B Common Stock present, in person or by proxy at the Annual Meeting and voting together as a single class, is required to re-approve the material terms of the performance goal under the performance award provisions of the Company’s 2001 Incentive Compensation Plan and any other matter that may be submitted to a vote of the Company’s shareholders.

Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock and Class B common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

A properly executed proxy marked “WITHHOLD VOTE” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors.

Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum but will not be counted as votes cast “for” or “against” any given matter. Thus, abstentions and broker non-votes have the same effect as votes cast against proposals requiring a majority or greater percentage of the outstanding shares entitled to vote but do not have any effect on proposals requiring a majority or plurality of the shares present and entitled to vote. If less than a majority of the combined voting power of the outstanding shares of common stock and Class B common stock are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting from time to time without further notice.

What are the Board’s recommendations?

Watsco’s board of directors recommends a vote FOR the election of the respective nominees for director named in this proxy statement and FOR the re-approval of the material terms of the performance goal under the performance award provisions of the Company’s 2001 Incentive Compensation Plan.

Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (a) FOR the election of the respective nominees for director named in this proxy statement (b) FOR the re-approval of the material terms of the performance goal under the performance award provisions of the Company’s 2001 Incentive Compensation Plan and (c) in accordance with the recommendation of Watsco’s Board of Directors, FOR or AGAINST all other matters as may properly come before the annual meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made.

How do I vote?

You can vote in any of the following ways.

To vote by mail:

•	Mark, sign and date your proxy card; and

•	Return it in the enclosed envelope.

To vote in person if you are a registered shareholder:

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Deliver your completed proxy card or ballot in person.

To vote in person if you hold in “street name:”

•	Attend our annual meeting;

•	Bring valid photo identification; and

•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Can I change my vote after I return my proxy card?

Yes. The giving of a proxy does not eliminate the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, either in person at the annual meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the annual meeting.

Who pays for costs relating to the proxy statement and annual meeting of shareholders?

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting of Shareholders and the enclosed proxy card is to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing.

STOCK OWNERSHIP

Who are the largest owners of our stock? How much stock do our directors and executive officers own?

The following table shows information regarding the beneficial ownership of our common stock and Class B common stock for the following:

(i)	each shareholder known by us to beneficially own more than 5% of any class of our voting securities,

(ii)	each of our directors and director nominees,

(iii)	each executive officer named in the Summary Compensation Table in “Executive Compensation,” and

(iv)	all directors and executive officers as a group.

The table also shows, in the final column, the combined voting power of the voting securities on all matters presented to the shareholders for their approval, except for the election of directors and for such separate class votes as are required by Florida law. All information is as of the record date.

Name and Address of Beneficial Owners(1)	Common Stock Beneficially Owned(2)		Class B Stock Beneficially Owned(2)		Combined Percent of Voting Securities(2)
	Shares	Percent	Shares	Percent
Shareholders owning more than 5% of any class of common stock:
Earnest Partners, LLC(3)	4,490,758	18.6%	—	—	7.2%
Columbia Wanger Asset Management, L.P.(4)	2,525,400	10.5	—	—	4.0
Alna Capital Associates(5)	—	—	766,886	19.9%	12.3

Directors, director nominees and executive officers:
Albert H. Nahmad(6)	11,573	*	4,143,225	87.7%	58.1%
Barry S. Logan(7)	248,828	1.0%	170,000	4.3	3.1
Ana M. Menendez(8)	99,797	*	—	—	*
Bob L. Moss(9)	84,441	*	—	—	*
Paul F. Manley(10)	61,373	*	1,255	*	*
Cesar L. Alvarez(11)	55,313	*	—	—	*
Robert H. Dickinson(12)	50,073	*	—	—	*
Victor M. Lopez(13)	25,000	*	—	—	*
Sherwood M. Weiser(14)	24,000	*	—	—	*
George P. Sape(15)	20,000	*	—	—	*
Frederick H. Joseph(16)	10,000	*	—	—	*
Gary L. Tapella(17)	10,000	*	—	—	*
All directors, director nominees and executive officers as a group(12 persons)(18)	700,398	2.9%	4,314,480	89.4%	60.3%

*	Less than 1%.
(1)	Unless otherwise indicated below, (a) the address of each of the beneficial owners identified is c/o Watsco, Inc., 2665 South Bayshore Drive, Suite 901, Coconut Grove, Florida 33133 and (b) each person or group has sole voting and investment power with respect to all such shares.
(2)

Percentages are based on 24,091,510 shares of common stock and 3,850,549 shares of Class B common stock issued and outstanding as of the record date plus the number of potential shares of stock that beneficial owners may acquire within 60 days of the record date through the exercise of, exchange, or conversion of options or other rights. The number and percentage of shares beneficially owned is determined in accordance with the rules and regulations of the Securities Exchange Act of 1934, as amended and the information is not necessarily indicative of beneficial ownership for any other purpose. Under applicable rules of the Securities and Exchange Commission, although each named person and all directors and executive officers as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of, exchange, or conversion of options or other rights, and the Class B common stock is immediately convertible into common stock on a one-for-one basis, the number of shares set forth opposite each shareholder’s name does not include shares of common stock issuable upon conversion of our Class B common stock.

(3)	Based on Schedule 13G filed on January 31, 2006. The address of Earnest Partners, LLC, an investment adviser, is 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309.
(4)	Based on Schedule 13G filed on February 14, 2006. The address of Columbia Wanger Asset Management L.P., an investment adviser, is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.
(5)	Alna Capital Associates (“Alna Capital”) is a New York limited partnership of which Mr. Nahmad owns a 99.996% interest and is the sole general partner. The address of Alna Capital is 505 Park Avenue, 16th Floor, New York, New York 10022.
(6)	Includes shares indicated as beneficially owned by Alna Capital. See footnote (5) above. The number of shares of common stock indicated also includes (i) 10,741 shares directly owned; and (ii) 832 shares owned pursuant to the Watsco, Inc. Amended and Restated Profit Sharing Retirement Plan & Trust (“Profit Sharing Plan”). The number of shares of Class B common stock indicated includes (i) 1,091,528 shares directly owned; (ii) 150,000 shares owned by Nahmad 2006 Grantor Annuity Trust; (iii) 1,259,811 shares issued under Restricted Stock Agreements; (iv) 775,000 shares issuable upon exercise of presently exercisable options granted pursuant to our Third Amended and Restated 1991 Stock Option Plan (“1991 Plan”); and (v) 100,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Incentive Compensation Plan (“2001 Plan”).
(7)	The number of shares of common stock indicated includes (i) 38,209 shares directly owned; (ii) 88,750 shares issued pursuant to Restricted Stock Agreements; (iii) 1,869 shares owned pursuant to the Profit Sharing Plan; and (iv) 120,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan. The number of shares of Class B common stock indicated includes (i) 50,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; (ii) 50,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan; and (iii) 70,000 shares issued under Restricted Stock Agreements.
(8)	The number of shares of common stock indicated includes (i) 797 shares owned pursuant to the Profit Sharing Plan; (ii) 35,000 shares issued pursuant to Restricted Stock Agreements; (iii) 40,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 24,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(9)	The number of shares of common stock indicated includes (i) 56,816 shares directly owned; (ii) 4,000 shares owned by Mr. Moss’s spouse; and (iii) 13,500 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (iv) 10,125 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(10)	The number of shares of common stock indicated includes (i) 1,248 shares owned by a trust; (ii) 3,375 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan and held by a trust; and (iii) 56,750 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan and held by a trust. The number of shares of Class B common stock indicates shares owned by a trust.
(11)	The number of shares of common stock indicated includes (i) 25,313 shares issuable upon exercise of presently exercisable options granted pursuant to the 1991 Plan; and (ii) 30,000 shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(12)	The number of shares of common stock includes (i) 6,110 shares directly owned; (ii) 630 shares owned by Mr. Dickinson’s spouse; (iii) 33,333 owned by the Dickinson Foundation; and (iv) 10,000 shares owned by the Dickinson Enterprises.
(13)	The number of shares of common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(14)	The number of shares of common stock indicates shares directly owned by Mr. Weiser.

(15)	The number of shares of common stock indicates shares issuable upon exercise of presently exercisable options granted pursuant to the 2001 Plan.
(16)	The number of shares of common stock indicates shares directly owned by Mr. Joseph.
(17)	The number of shares of common stock indicates shares jointly owned by Mr. Tapella and his spouse.
(18)	Includes shares beneficially owned by directors and executive officers, as described in footnotes (6)-(17).

Compliance with Section 16(a) of the Securities Exchange Act of 1934 – Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5, as applicable, with the Securities and Exchange Commission (SEC), the New York Stock Exchange and the American Stock Exchange. Officers, directors and shareholders owning greater than ten percent of our common stock or Class B common stock are required by the SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of these forms received, the absence of a Form 3, 4, or 5 or representations from certain reporting persons that no Form 5 was required, we believe that all of our officers, directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them, except 85 shares purchased by Mr. Dickinson and 55 shares purchased by Mr. Dickinson’s spouse in March 2006 which were filed on Form 4 on April 4, 2006.

SUMMARY OF BUSINESS MATTERS TO BE VOTED ON

I.

ELECTION OF DIRECTORS

Our Amended and Restated Articles of Incorporation and Bylaws provide that our Board of Directors shall consist of not less than three nor more than nine members, and shall be divided, as nearly as possible, into three equal divisions to serve in staggered terms of office of three years.

Upon election at the annual meeting, Mr. George P. Sape, who was previously elected to serve a term expiring at the 2006 annual meeting of shareholders, will serve a term expiring at the 2008 annual meeting of shareholders or until his successor has been duly elected and qualified. Upon election at the annual meeting, Mr. Frederick H. Joseph, who was previously elected to serve a term expiring at the 2007 annual meeting of shareholders, will serve a term expiring at the 2008 annual meeting of shareholders or until his successor has been duly elected and qualified. Upon election at the annual meeting, Messrs. Cesar L. Alvarez and Albert H. Nahmad who were previously elected to serve a term expiring at the 2007 annual meeting of shareholders, will serve a term expiring at the 2009 annual meeting of shareholders or until their successor has been duly elected and qualified. Upon election at the annual meeting, Mr. Paul F. Manley, who was previously elected to serve a term expiring at the 2008 annual meeting of shareholders, will serve a term expiring at the 2009 annual meeting of shareholders or until his successor has been duly elected and qualified.

Upon election at the annual meeting, Mr. Victor M. Lopez, who was previously elected to serve a term expiring at the 2006 annual meeting of shareholders, will serve a term expiring at the 2007 annual meeting of shareholders or until his successor has been duly elected and qualified. Upon election at the annual meeting, Mr. Gary L. Tapella, who was nominated as a director in February 2006 to replace Mr. Robert H. Dickinson who is not standing for re-election, will serve a term expiring at the 2007 annual meeting of shareholders or until his successor has been duly elected and qualified. Upon election at the annual meeting, Mr. Sherwood M. Weiser, who was previously elected to serve a term expiring at the 2008 annual meeting of shareholders, will serve a term expiring at the 2007 annual meeting of shareholders or until his successor has been duly elected and qualified.

Mr. Bob L. Moss was previously elected at the 2005 annual meeting of shareholders to serve a term expiring at the 2008 annual meeting of shareholders.

Three directors are to be elected at the annual meeting by the holders of common stock voting separately as a class. Messrs. Lopez, Tapella and Weiser have been nominated as directors to be elected by the holders of common stock and proxies will be voted for Messrs. Lopez, Tapella and Weiser absent contrary instructions. Mr. Lopez has served as director since 2001. Mr. Tapella served as director from 1996 to 1997. Mr. Weiser has served as director since 2003.

Five directors are to be elected at the annual meeting by the holders of Class B common stock voting separately as a class. Messrs. Sape, Joseph, Alvarez, Nahmad and Manley have been nominated as directors to be elected by the holders of Class B common stock and proxies will be voted for Messrs. Sape, Joseph, Alvarez, Nahmad and Manley absent contrary instructions. Messrs. Sape, Joseph, Alvarez, Nahmad and Manley have served as directors since 2003, 2003, 1997, 1973 and 1984, respectively.

Each nominee has consented to serve as a director; however, in the event that a nominee for a directorship is unable to accept election or if any other unforeseen contingencies should arise, it is intended that proxies will be voted for the remaining nominees, if any, and for such other person as may be designated by the Board of Directors, unless it is directed by a proxy to do otherwise.

MANAGEMENT AND THE BOARD OF DIRECTORS

Who are the directors and executive officers of the Company?

Name	Age	Position with the Company
Albert H. Nahmad	65	Chairman of the Board and President
Barry S. Logan	43	Senior Vice President and Secretary
Ana M. Menendez	41	Chief Financial Officer and Treasurer
Cesar L. Alvarez	58	Director
Robert H. Dickinson	63	Director
Frederick H. Joseph	69	Director
Victor M. Lopez	55	Director
Paul F. Manley	69	Director
Bob L. Moss	58	Director
George P. Sape	61	Director
Gary L. Tapella	62	Director Nominee
Sherwood M. Weiser	75	Director

ALBERT H. NAHMAD has served as our Chairman of the Board and President since December 1973. Mr. Nahmad is the general partner of Alna Capital Associates, a New York limited partnership, which is a shareholder of the Company.

BARRY S. LOGAN has served as our Senior Vice President since November 2003 and as Secretary since 1997. Mr. Logan served as Vice President – Finance and Chief Financial Officer from 1997 to October 2003 and as Treasurer from 1996 to 1998. Mr. Logan is a certified public accountant.

ANA M. MENENDEZ has served as our Chief Financial Officer since November 2003, as Treasurer since 1998 and as Assistant Secretary since 1999. Ms. Menendez is a certified public accountant.

CESAR L. ALVAREZ has been a director since 1997. Mr. Alvarez has served as the President and Chief Executive Officer of the international law firm of Greenberg Traurig, P.A. since 1997. Prior to that time, Mr. Alvarez practiced law at Greenberg Traurig, P.A. for over 20 years. Mr. Alvarez also serves as the Chairman of the Board of Directors of Pediatrix Medical Group, Inc., and serves on the Boards of Atlantis Plastics, Inc. and New River Pharmaceuticals, Inc.

ROBERT H. DICKINSON was appointed as a director in January 2005. Mr. Dickinson has been a director of Carnival Corporation since June 1987 and a director of Carnival plc since April 2003. Since May 2003, Mr. Dickinson has served as President and Chief Executive Officer of the Carnival Cruise Lines division of Carnival Corporation. From May 1993 through May 2003, Mr. Dickinson was President and Chief Operating Officer of Carnival Cruise Lines. Mr. Dickinson was Senior Vice President-Sales and Marketing of Carnival Cruise Lines from 1979 through May 1993.

FREDERICK H. JOSEPH has been a director since 2003. Mr. Joseph has been a Managing Director of Morgan Joseph & Co. Inc., an investment banking firm, since 2001. From 1998 to 2001, Mr. Joseph served as Senior Advisor and Managing Director of ING Barings LLC, an investment banking firm. Mr. Joseph serves as a director of American Biltrite Inc. Mr. Joseph is subject to a 1993 consent decree with the SEC that bars him from being chairperson, chief executive officer or president of any broker, dealer, municipal securities dealer, investment adviser or investment company.

VICTOR M. LOPEZ has been a director since 2001. Mr. Lopez is the Divisional Vice President of Hyatt Hotels and Resorts and has served in various other capacities during the past 26 years at Hyatt.

PAUL F. MANLEY has been a director since 1984. Mr. Manley served as Executive Director of the law firm of Holland & Knight from 1987 to 1991. From 1982 to 1987, Mr. Manley served as Vice President of Planning at Sensormatic Electronics Corporation. Prior to 1982, Mr. Manley served as the Managing Partner of the Miami office of Arthur Young & Company.

BOB L. MOSS has been a director since 1992. Mr. Moss is President of Moss & Associates, Inc., a consulting firm specializing in construction management and development. Mr. Moss previously served as Chairman of the Board and Chief Executive Officer of Centex Construction Group from 2000 to 2002, the largest domestic general building contractor in the nation. From 1986 to December 1999, Mr. Moss served as Chairman of the Board and Chief Executive Officer of Centex-Rooney Construction Company, Inc., Florida’s largest contracting organization.

GEORGE P. SAPE has been a director since 2003. Mr. Sape, has been the Managing Partner of Epstein Becker and Green, P.C., a New York-based law firm, since 1986. Mr. Sape previously served as Vice President and General Counsel for Organizations Resources Counselors, Inc., a consulting services provider to a number of Fortune 500 companies and has served as counsel or as an advisor to various congressional committees related to labor, education and public welfare. Mr. Sape also serves on the Board of the University of Colorado School of Business.

GARY L. TAPELLA was nominated as a director by our Board of Directors after being recommended by our Nominating & Strategy Committee in February 2006. Mr. Tapella is an Industrial Partner with Ripplewood Holdings, LLC. From 1991 to 2005 Mr. Tapella served as the Chief Executive Officer and President of Rheem Manufacturing Company (“Rheem”). He was also Rheem’s Chairman of the Board from 2002 to 2005. Mr. Tapella has served in various other capacities, including Chief Operating Officer and Vice President – International, during his 36 years at Rheem. Rheem is one of our key equipment suppliers. If elected, Mr. Tapella will serve as a non-independent director.

SHERWOOD M. WEISER has been a director since 2003. Mr. Weiser has served as the Chairman and CEO of the Continental Companies and its affiliated companies, a privately held hotel company, since 1972. During this time, Mr. Weiser developed, owned and/or operated over 85 hotels throughout the United States, the Caribbean and Latin America. Mr. Weiser serves on the Board of Trustees of the University of Miami and as the Chairman of the Board of Directors of the Performing Arts Center Foundation of Greater Miami. Mr. Weiser also serves as a director of Mellon United National Bank.

Our Amended and Restated Articles of Incorporation provide for the Board of Directors to have up to nine members, to be divided as nearly as possible in three equal divisions to serve in staggered terms of three years. The number of members comprising the Board of Directors presently is nine, three of whom are common stock directors and six of whom are Class B common stock directors. Messrs. Lopez (common) and Sape (Class B) serve until the 2006 annual meeting of shareholders. Messrs. Alvarez (Class B), Joseph (Class B) and Nahmad (Class B) serve until the 2007 annual meeting of shareholders. Messrs. Manley (Class B), Moss (Class B) and Weiser (common) serve until the 2008 annual meeting of shareholders. Mr. Dickinson (common) was appointed as a director in January 2005 to fill a vacancy for a term of one year. If the directors nominated for election are elected by the holders of our common stock and Class B common stock, Mr. Dickinson will be replaced by Mr. Tapella (common). Messrs. Lopez, Tapella and Weiser will serve until the 2007 annual meeting of shareholders. Messrs. Joseph and Sape will serve until the 2008 annual meeting of shareholders. Messrs. Alvarez, Manley and Nahmad will serve until the 2009 annual meeting of shareholders.

BOARD OF DIRECTORS’ MEETINGS, COMMITTEES OF THE BOARD AND RELATED MATTERS

How often did the Board meet during fiscal 2005?

During the fiscal year ended December 31, 2005, our Board of Directors took action by unanimous written consent two times and held four meetings. During 2005, no incumbent director attended fewer than 75 percent of the aggregate of (i) the number of meetings of the Board of Directors held during the period he served on the Board and (ii) the number of meetings of committees of the Board of Directors held during the period he served on these committees. Watsco’s Corporate Governance Guidelines provide that all directors should make every effort to attend meetings of Watsco’s shareholders. In 2005, all of our incumbent directors attended the annual shareholders’ meeting.

What committees has the Board established?

The Board of Directors has established three standing committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating & Strategy Committee.

Audit Committee

During 2005, Messrs. Manley, Lopez, Moss and Sape were the members of the Audit Committee. Effective February 2006, Mr. Lopez no longer is a member of the Audit Committee. All Audit Committee members are independent as required by applicable listing standards of the New York Stock Exchange (“NYSE”), American Stock Exchange (“AMEX”), Sarbanes-Oxley Act of 2002 and applicable SEC rules. The committee held eight meetings during 2005. All Audit Committee members possess the required level of financial literacy as defined in the Audit Committee Charter and Mr. Manley, Chairman of the Audit Committee, qualifies as an “audit committee financial expert” as defined by applicable SEC rules and regulations and meets the current standard of requisite financial management expertise as required by NYSE, AMEX and applicable SEC rules and regulations.

The Audit Committee’s functions include overseeing the integrity of our financial statements, our compliance with legal and regulatory requirements, the qualifications of our independent auditors, and the performance of our internal audit function and controls regarding finance, accounting, legal compliance and ethics that management and our Board of Directors have established. In this oversight capacity, the Audit Committee reviews the scope, timing and fees for the annual audit and the results of audit examinations performed by our internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls, as required by section 404 of the Sarbanes-Oxley Act of 2002. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm.

The Audit Committee operates under a formal charter that governs its duties and conduct. The Audit Committee Charter complies with applicable NYSE, AMEX and SEC rules and regulations. A copy of this Charter is attached to this proxy statement as Appendix A. A copy of the charter is available on the Company’s web site www.watsco.com. The charter is available in print to any shareholder who requests it in writing to the Company’s Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

Grant Thornton LLP, our independent auditors, report directly to the Audit Committee.

The Audit Committee has adopted procedures for dealing with reported violations of Watsco’s Employee Code of Business Ethics and Conduct and Code of Conduct for Senior Executives to enable confidential and anonymous reporting of improper activities directly to the Audit Committee. See “Employee Code of Business Ethics and Conduct” section for further information.

Please refer to the Report of the Audit Committee, which is set forth in this proxy statement, for a further description of our Audit Committee’s responsibilities and its recommendation with respect to our audited consolidated financial statements for the year ended December 31, 2005.

The Audit Committee Charter attached to this proxy statement shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under that same Act.

Compensation Committee

During 2005, the members of the Compensation Committee were Messrs. Manley and Lopez, which held eight meetings. All members of the Compensation Committee are independent as required by applicable listing standards of the NYSE, AMEX, Sarbanes-Oxley Act of 2002, and applicable SEC rules. The Compensation Committee reviews and determines the compensation of our executive officers and administers with respect to our executive officers our 2001 Incentive Compensation Plan and Employee Stock Purchase Plan. The Compensation Committee operates under a formal charter that governs its duties and conduct. The Compensation Committee complies with applicable NYSE, AMEX and SEC rules and regulations. A copy of the charter is attached to this proxy statement as Appendix B and is also available on the Company’s web site www.watsco.com. The charter is available in print to any shareholder who requests it in writing to the Company’s Investor Relations department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

Please refer to the Report of the Compensation Committee on Compensation of Executive Officers of the Company which is set forth in this proxy statement, for a further description of our Compensation Committee’s responsibilities and its compensation philosophy and a description of considerations underlying each component of compensation paid to Watsco’s executive officers for 2005.

The Compensation Committee Charter attached to this proxy statement shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under that same Act.

Nominating & Strategy Committee

During 2005, the members of the Nominating & Strategy Committee were Messrs. Alvarez and Nahmad. We have elected to apply the exemption related to a controlled company provided by the NYSE and the AMEX which allows a company that has more than 50% of the voting power held by an individual (Mr. Nahmad has a combined voting power of 52.2% as of the record date) to be exempted from complying with rules requiring that only independent directors comprise our Nominating & Strategy Committee or adopt a charter. The Nominating & Strategy Committee is responsible for (a) establishing procedures for the selection and retention of members of the Board of Directors, (b) evaluating Board nominees and members and (c) recommending nominees. Shareholders may also make recommendations for director nominations by sending a letter to the Nominating & Strategy Committee, or may make a nomination by complying with the notice procedures set forth in the Company’s By-laws and in accordance with the procedures set forth under “Information Concerning Shareholder Proposals” set forth in this proxy statement. The Nominating & Strategy Committee did not meet during 2005.

When identifying, evaluating and considering potential candidates for membership on the Company’s Board, including those who might be recommended or nominated by shareholders, the Nominating & Strategy Committee considers relevant educational, business and industry experience and demonstrated character and judgment. Further information related to the Nominating & Strategy Committee is included in the Corporate Governance Guidelines included in Appendix C.

What are the Company’s Independence Standards for Board Service?

The Board of Directors has adopted independence guidelines for non-management directors to serve on the Board of Directors. Each non-management director satisfies the standards adopted, with the exception of Director – Nominee Mr. Tapella. Mr. Tapella is not independent because of his former status as Chairman and Chief Executive Officer of Rheem Manufacturing Company, one of our key equipment suppliers. A copy of our independence guidelines is included along with the Corporate Governance Guidelines attached to this proxy statement as Appendix C and is also available on our web site www.watsco.com, under the caption “Governance” in the Investor Relations section.

The Corporate Governance Guidelines attached to this proxy statement shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 under that same Act.

Who are the Presiding Directors and how may they be contacted?

The Board of Directors has designated either Messrs. Manley or Alvarez (on an alternating basis) as the “presiding director” as that term is defined in Section 303A.03 of the NYSE Listed Company Manual and Section 121A of the AMEX Company Guide. Shareholders or other interested parties wishing to communicate with our Board of Directors can call 800-4-WATSCO in the United States and request to leave a message for the presiding director. You may also contact the presiding director by e-mail at presidingdirector@watsco.com or by going to the Company’s web site at www.watsco.com under the caption “Governance—Presiding Director.” Regardless of the method you use, the presiding director will be able to view your unedited message. The presiding director will determine whether to relay your message to other members of the board.

How are directors compensated?

There are no arrangements or understandings with respect to the selection of officers or directors. We pay each director who is not an employee a $1,000 fee for each meeting of the Board of Directors attended and reimburse directors for their expenses in connection with their activities as directors. In connection with his role as Audit Committee Chairman, Mr. Manley received an annual fee of $100,000 in 2005 and is reimbursed for expenses associated with the performance of these activities. Our directors are also eligible to receive stock options under our 2001 Incentive Compensation Plan at the discretion of our Compensation Committee.

Our Internet website and the information contained therein, other than material expressly referred to in this proxy statement, or connected thereto are not incorporated into this proxy statement.

AUDIT COMMITTEE MATTERS

Audit Committee’s Pre-Approval and Procedures

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. During 2005, the Audit Committee solicited proposals from several major accounting firms and conducted an extensive evaluation process in connection with the selection of the independent auditor for the Company. Following this process, on August 18, 2005, the Audit Committee dismissed Ernst & Young LLP as its independent auditor and appointed Grant Thornton LLP as the Company’s independent auditor beginning with the interim period ending on September 30, 2005.

Ernst & Young LLP’s audit reports on the Company’s consolidated financial statements for the fiscal year ended December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During the Company’s fiscal year ended December 31, 2004 and the subsequent interim period from January 1, 2005 through August 18, 2005, (i) there were no disagreements between the Company and Ernst & Young LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in its report on the Company’s consolidated financial statements, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K. During the fiscal year ended December 31, 2004 and the subsequent interim period from January 1, 2005 through August 18, 2005, neither the Company nor anyone acting on behalf of the Company, consulted Grant Thornton LLP regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-K.

Our independent registered public accounting firm reports directly to the Audit Committee. As part of their responsibility, the Committee established a policy requiring the pre-approval of all audit and permissible non-audit services performed by our independent registered public accounting firm. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence.

Prior to the engagement of the independent registered public accounting firm for an upcoming audit/non-audit service period, defined as a twelve-month timeframe, Grant Thornton LLP submits a detailed list of services expected to be rendered during that period as well as an estimate of the associated fees for each of the following four categories of services to the Audit Committee for approval:

Audit Services consist of services rendered by an external auditor for the audit of the Company’s annual consolidated financial statements (including tax services performed to fulfill the auditor’s responsibility under generally accepted auditing standards) and its internal control over financial reporting, reviews of the interim financial statements included in Form 10-Qs and includes services that generally only an external auditor can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance with and review of documents filed with the SEC.

Audit-Related Services consist of assurance and related services (e.g., due diligence) by an external auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards.

Tax Services consist of services not included in Audit Services above, rendered by an external auditor for tax compliance, tax consulting and tax planning.

Other Non-Audit Services are any other permissible work that is not an Audit, Audit-Related or Tax Service.

Circumstances may arise during the twelve-month period when it may become necessary to engage the independent registered public accounting firm for additional services or additional effort not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Audit and Non-Audit Fees

The table below summarizes the fees and expenses billed by our independent registered public accountants, for the fiscal years ended December 31, 2005 and 2004.

Grant Thornton LLP

Year	Audit	Audit Related	Tax	All Other	Total
2005	$1,585,500	—	—	—	$1,585,500

Ernst & Young LLP

Year	Audit	Audit Related	Tax	All Other	Total
2005	$483,000	$75,000	—	—	$558,000
2004	$1,560,000	$173,000	$55,000	—	$1,788,000

Audit fees represent fees and expenses for professional services rendered for the audit of our annual consolidated financial statements, the reviews of the interim financial statements included in our Forms 10-Q and opinions on management’s assessment of and our effectiveness of internal control over financial reporting in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. The audit fees billed by Ernst & Young LLP in 2005 include $392,000 of additional billings related to the 2004 audit.

Audit-related fees represent professional services related to due diligence procedures performed in connection with the acquisitions made in 2005 and 2004.

Tax fees represent professional services related to tax compliance and consulting.

The Audit Committee has considered the compatibility of the provision of services covered by the two preceding paragraphs with the maintenance of the principal accountant’s independence from the Company and has determined that the provision of such services is not incompatible with the maintenance of such independence.

The Audit Committee annually reviews the performance of the independent auditors and the fees and expenses charged for their services.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of the Company’s financial reporting process and compliance with legal and regulatory requirements. The Board of Directors, in its business judgment, has determined that each current member of the Audit Committee is “independent”, as required by applicable listing standards of the NYSE, AMEX and the Sarbanes-Oxley Act of 2002 and applicable SEC rules.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Company’s Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

The Audit Committee has met and held discussions with management and the Company’s internal and independent auditors. The Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. Consistent with the requirements of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, the Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

In addition, the Audit Committee has discussed with the independent auditors the auditor’s independence from the Company and management, including matters in the written disclosures provided by the independent auditors to the Audit Committee as required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Audit Committee has discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee has met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee has recommended that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

AUDIT COMMITTEE:

Paul F. Manley, Chairman

Bob L. Moss

George P. Sape

EXECUTIVE COMPENSATION

The following table sets forth for the fiscal years ended December 31, 2005, 2004 and 2003, the aggregate compensation paid to our Chief Executive Officer and each of our other executive officers (our “Named Executive Officers”) whose total annual salary and bonus for the 2005 fiscal year was $100,000 or more.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus		Other Annual Compensation(1)	Restricted Stock Awards(2)		Securities Underlying Stock Options	All Other Compensation(3)
Albert H. Nahmad	2005	$850,000		$3,000,000	$28,497		$14,688,900	—	$3,150
Chief Executive Officer	2004 2003	$850,000 $843,586	$ $	2,000,000 1,500,000	$67,286 $70,744	$ $	9,536,890 4,288,496	— —	$3,075 $3,000

Barry S. Logan	2005	$325,000		$400,000	—		—	—	$3,150
Senior Vice President and Secretary	2004 2003	$320,865 $301,427	$ $	200,000 175,000	— —		$576,000 —	— —	$3,075 $3,000

Ana M. Menendez	2005	$149,960		$75,000	—		—	—	$2,286
Chief Financial Officer and Treasurer	2004 2003	$143,495 $137,055	$ $	75,000 50,000	— —	$	— 219,500	— 15,000	$3,075 $2,823

(1)	For Mr. Nahmad, other annual compensation in 2005 includes $21,070 related to use of our aircraft pursuant to his employment agreement and $7,427 relates to health insurance benefits paid by our Company, other annual compensation in 2004 includes $21,389 related to use of our aircraft pursuant to his employment agreement and $45,897 relates to health and life insurance benefits paid by our Company and other annual compensation in 2003 includes $25,151 related to use of our aircraft pursuant to his employment agreement and $45,593 relates to health and life insurance benefits paid by our Company. For Mr. Logan and Ms. Menendez, other annual compensation, including such perquisites, does not exceed the lesser of $50,000 or 10% of such officer’s salary and bonus for any of the years reported.
(2)	In 2005 the Company awarded Mr. Nahmad 206,315 shares of restricted Class B common stock pursuant to the performance goals included in his 2005 employment agreement. In 2004, in consideration of Watsco’s cessation of its obligations under certain life insurance arrangements, the Compensation Committee granted Messrs. Nahmad and Logan 110,000 and 20,000 shares of restricted Class B common stock, respectively, which were issued out of the 2001 Incentive Compensation Plan. The Company also awarded Mr. Nahmad 184,552 shares of restricted Class B common stock pursuant to the performance goals included in his 2004 employment agreement. In 2003, Mr. Nahmad was awarded 222,152 shares of restricted Class B common stock pursuant to the performance goals included in his employment agreement and Ms. Menendez was awarded 10,000 shares of restricted common stock pursuant to her annual performance incentive. At December 31, 2005, the aggregate value of all shares of restricted stock held by Messrs. Nahmad, Logan and Ms. Menendez was $75,588,660, $9,508,138 and $2,093,350, respectively. Significant restriction periods apply to these awards of restricted stock. With regard to restricted stock grants made to Messrs. Nahmad, Logan and Ms. Menendez, such restrictions, absent the individuals’ death or disability or a change in control of the Company, lapse in 12, 18 and 21 years, respectively. Individuals are entitled to voting rights and to receive dividends on restricted stock awards. The amounts shown in the table above reflect the market value at date of grant, as required by SEC rules.
(3)	These amounts represent our contribution to the Profit Sharing Plan. The Profit Sharing Plan is qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended.

OPTION GRANTS IN FISCAL YEAR 2005

There were no grants of stock options made during 2005 to the Named Executive Officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information concerning stock options exercised in 2005 by the Named Executive Officers and unexercised stock options held by them as of December 31, 2005.

	Number of Shares Acquired on Exercise(1)	Value Realized(2)	Number of Securities Underlying Unexercised Options Held at Fiscal Year End		Value of Unexercised In-the- Money Options at Fiscal Year End ($)(5)
Name			Exercisable(3)	Unexercisable(4)	Exercisable	Unexercisable
Albert H. Nahmad .	225,000	$9,769,500	875,000	—	$40,807,500	—
Barry S. Logan .	22,500	$832,950	220,000	—	$10,501,888	—
Ana M. Menendez .	—	—	64,000	6,000	$2,920,653	$227,160

(1)	Represents shares of Class B common stock for Mr. Nahmad and common stock for Mr. Logan.
(2)	Value is calculated by multiplying the difference between the market price and exercise price on the date of the exercise of the option and the number of common stock acquired upon exercise of the option.
(3)	Represents options as to shares of Class B common stock for Mr. Nahmad, 120,000 shares of common stock and 100,000 shares of Class B common stock for Mr. Logan and common stock for Ms. Menendez.
(4)	Represents common stock for Ms. Menendez.
(5)	The closing price of our common stock and Class B common stock on December 31, 2005 was $59.81 and $60.00, respectively. Value is calculated by multiplying (a) the difference between the closing sales price and the option exercise price by (b) the number of shares of common stock or Class B common stock underlying the option.

What other compensation arrangements does the Company have with its executive officers?

Employment Agreement

Effective January 1, 2006, we amended and renewed an employment agreement with Mr. Nahmad, dated January 31, 1996. Under the terms of the employment agreement, Mr. Nahmad shall be employed as our President and Chairman of the Board at an annual salary of $960,000 and is entitled to an annual incentive award in accordance with the 2001 Incentive Compensation Plan. The incentive plan operates such that in each year in which Mr. Nahmad’s employment agreement is in effect, not later than 90 days after the end of the prior year, the Compensation Committee and Mr. Nahmad will mutually agree upon the performance based compensation which Mr. Nahmad will earn for the applicable year, if we achieve agreed upon benchmarks which are incorporated into the employment agreement via annual amendments. The benchmarks are measured by reference to either income before taxes, net income, earnings per share or common stock price. The incentive plan is administered by the Compensation Committee. Mr. Nahmad’s employment agreement had an initial term commencing February 1, 1996 and terminating January 31, 1999, which term automatically extends one year each January 31 unless our compensation committee has notified him in writing to the contrary prior to that date.

Key Executive Deferred Compensation Agreement

The Company entered into a Key Executive Deferred Compensation Agreement on January 31, 1983 with Mr. Nahmad that provided benefits to Mr. Nahmad or his family upon disability, death or retirement or upon change in control of the Company. In April 2005, the Company and Mr. Nahmad terminated this deferred compensation agreement in its entirety. In consideration of Watsco’s termination of its obligations under the deferred compensation agreement, the Compensation Committee granted Mr. Nahmad 55,000 shares of restricted Class B common stock which were issued out of the 2001 Incentive Compensation Plan. With regard to this restricted stock grant made to Mr. Nahmad, such restrictions, absent his death or disability or a change in control of the Company, lapse in 12 years. Mr. Nahmad is entitled to voting rights and to receive dividends on this restricted stock award.

Were there any issues regarding compensation committee interlocks and insider participation during 2005?

The membership of the Compensation Committee of our Board of Directors in 2005 consisted of Messrs. Manley and Lopez. There were no Compensation Committee interlocks during the 2005 fiscal year.

Report of the Compensation Committee on Compensation of Executive Officers of the Company

The following represents the Report of the Compensation Committee relative to executive compensation:

The Company’s executive compensation programs are based on three components: base salary, annual incentives and long-term compensation; each intended as an important piece of the overall compensation philosophy.

Base salary is used to attract and retain the Company’s key executives and is calculated using comparisons with the Company’s industry competitors and/or companies of similar market value. Salaries are reviewed by the Compensation Committee on an annual basis.

Annual incentives are a significant component of executive compensation, reflecting the Company’s belief that management’s contribution to long-term shareholder returns (via increasing stock prices and dividends) comes from maximizing earnings and the potential of the Company. The Company’s Chief Executive Officer has an annual incentive opportunity based upon the increase in the earnings per share and stock price or, in earlier years, the pre-tax earnings of the Company. By its extensive reliance on this incentive compensation system, which has been employed by the Company for the Chief Executive Officer for more than ten years, the Company links a substantial portion of the Chief Executive Officer’s annual pay directly to profits. As a result of this approach, the Company’s Chief Executive Officer’s total compensation is likely to vary from year to year more significantly than the pay of executives of many of the Company’s competitors. This philosophy is essential to an entrepreneurial business such as the Company’s business. Certain other executive officers and employees have their pay levels set primarily in relation to comparisons to similar executives of competitors, with additional annual incentives based on the attainment of specific objectives supporting the overall goals of the Company.

As discussed in more detail below, Mr. Nahmad and other key executives of the Company received a significant portion of their total compensation through incentive and other forms of long-term compensation. Effective January 1, 2006, the Compensation Committee renewed and amended the employment agreement between the Company and Mr. Nahmad.

In order to promote an increase in net worth of the Company, maximize the return to shareholders and effectively motivate senior management, the executive compensation philosophy of the Company has been to link compensation with Company performance. Therefore, Mr. Nahmad has received 71% of his aggregate cash compensation during the last three years from incentives. The Committee believes that this represents evidence of the strong and explicit link between executive compensation and the creation of long-term shareholder value.

In terms of long-term compensation, management incentives generally are provided to the Company’s executives through grants of stock options and awards of restricted stock to retain and motivate executives to improve the Company’s stock value. Stock options have been granted at an exercise price equal to the closing price of the Company’s common stock or Class B common stock as reported by the New York Stock Exchange and the American Stock Exchange, respectively, on the date of grant. Accordingly, grants of stock options produce value only if there are increases in the underlying stock price. The Company provides no defined benefit pension plan or supplemental executive retirement plan but does provide a 401(k) plan for all of its employees employed for at least ninety days.

The Company provides certain executives awards of restricted stock that are designed to focus such executives on the long-term performance of the Company for the duration of their careers. Grants of restricted stock are subject to forfeiture until certain specified events occur (generally, the employees’ retirement age, death, disability or a change in control). These features result in the Company’s ability to retain, throughout their entire careers, those individuals who are key to the creation of shareholder value. The Company awarded Mr. Nahmad 206,315 shares of restricted Class B common stock pursuant to the performance goals included in his 2005 employment agreement, which vest along with Mr. Nahmad’s other restricted awards on October 15, 2018.

Decisions with regard to compensation of the Company’s executives are made by the members of the Compensation Committee, which has meetings at least once a year and is called upon to meet more often when the need arises. Each member of the Compensation Committee is a non-employee director. The executive compensation practices of the Company are constantly re-evaluated to ensure their relevance, their support of the strategic goals of the Company and their contribution to the creation of long-term shareholder value.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) generally disallows a public company’s deduction for compensation to any one employee in excess of $1 million per year unless the compensation is pursuant to a plan approved by the public company’s shareholders.

COMPENSATION COMMITTEE:

Paul F. Manley, Chairman

Victor M. Lopez

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2005 with respect to compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

	Equity Compensation Plan Information(4)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	2,589,363	(1)	$17.30	908,645	(3)
Equity compensation plans not approved by security holders		(2)	—	—

Total	2,589,363		$17.30	908,645

(1)	Comprised of 1,314,363 shares of Common Stock and 1,275,000 shares of Class B Common Stock.
(2)	Does not include 158,750 shares of restricted Common Stock, net of cancellations and 455,000 shares of restricted Class B Common Stock, net of cancellations granted to certain employees of Watsco prior to the adoption of the 2001 Incentive Compensation Plan.
(3)	Does not include 66,719 shares reserved for issuance under the Watsco, Inc. Employee Stock Purchase Plan (“ESPP”). An aggregate of 76,632 shares of Common Stock were purchased under the ESPP in 2005.
(4)	See Notes 1 and 6 to the consolidated financial statements included in the Company’s 2005 Annual Report to Shareholders for additional information regarding stock-based compensation and benefit plans.

WATSCO, INC. COMMON STOCK PRICE PERFORMANCE

The following graph compares the cumulative total shareholder return of Watsco, Inc. common stock and Class B common stock, based on their market prices and assuming reimbursement of dividends, with (i) the S&P Small-Cap 600 Index, (ii) the AMEX Market Index and (iii) a Peer Group Index.

The Peer Group Index is comprised of the following publicly traded companies: Hughes Supply, Inc., Noland Company and ACR Group, Inc.

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	1/1/01	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Watsco, Inc. common stock	100	124	144	203	318	549
Watsco, Inc. Class B common stock	100	126	150	210	319	563
Peer Group Index	100	174	155	286	381	427
S&P Small-Cap 600 Index	100	107	91	126	155	167
AMEX Market Index	100	119	133	176	215	320

The line graph assumes that $100 was invested on January 1, 2001 in our common stock and Class B common stock, Peer Group Index, the S&P Small-Cap 600 Index and the AMEX Market Index.

The closing price of our common stock and Class B common stock on December 31, 2005 was $59.81 and $60.00, respectively. As of the record date, the closing price of our common stock and Class B common stock was $64.40 and $65.00, respectively. The stock price performance of Watsco, Inc. common stock and Class B common stock depicted in the graph above represents past performance only and is not necessarily indicative of future performance.

The report of the Compensation Committee and the Report of the Audit Committee and the Performance Graph included in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the reports or the performance graph by reference in that filing.

CORPORATE GOVERNANCE

We operate within a comprehensive plan of corporate governance for the purpose of defining responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which, among other things, establishes, or provides the basis for, a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange and American Stock Exchange have adopted changes to their corporate governance and listing requirements. We have adopted the requirements of the Sarbanes-Oxley Act, NYSE, AMEX and SEC rules as they relate to us. Our Corporate Governance Guidelines are included in Appendix C and are publicly available on our website at http://www.watsco.com.

EMPLOYEE CODE OF BUSINESS ETHICS AND CONDUCT

We maintain an Employee Code of Business Ethics and Conduct that is applicable to all employees. Additionally, we maintain a Code of Conduct for Senior Executives that is applicable to members of our Board of Directors, executive officers and senior operating and financial personnel, including provisions applicable to our senior financial officers consistent with the Sarbanes-Oxley Act of 2002. These codes require continued observance of high ethical standards such as honesty, integrity and compliance with the law in the conduct of the Company’s business. These codes are publicly available on our website at http://www.watsco.com. We intend to post on our website amendments to or waivers from our Code of Conduct for Senior Executives (to the extent applicable to our chief executive officer, principal financial officer or principal accounting officer or directors). There were no amendments or waivers from our Code of Conduct for Senior Executives in 2005. Violations under either code of conduct must be reported to the Audit Committee. These materials may also be requested in print by writing to the Company’s Investor Relations Department at Watsco, Inc., Investor Relations, 2665 South Bayshore Drive, Suite 901, Coconut Grove, FL 33133.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of certain agreements and transactions among related parties and us. It is our policy that any such agreements and transactions must be entered into in good faith and on fair and reasonable terms that are no less favorable to us than those that would be available to us in a comparable transaction in arms-length dealings with an unrelated third party. We believe that all agreements and transactions described below met that standard at the time they were effected.

Mr. Alvarez, a director, is the President and Chief Executive Officer of Greenberg Traurig, P.A. (“Greenberg”), which serves as one of our outside legal counsels and receives customary fees for legal services. During 2005, we paid this firm $171,028 for services performed. We currently anticipate that this arrangement will continue.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Grant Thornton LLP, independent registered public accountants, has been our auditor since August 18, 2005 and has advised us that the firm does not have any direct financial interest or indirect financial interest in the Company or any of its subsidiaries. It is expected that representatives of such firm will (i) attend the annual meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

II.

PROPOSAL TO RE-APPROVE THE MATERIAL TERMS OF THE PERFORMANCE GOAL UNDER THE PERFORMANCE AWARD PROVISIONS OF THE COMPANY’S 2001 INCENTIVE COMPENSATION PLAN

Introduction

The Watsco, Inc. 2001 Incentive Compensation Plan, as amended (the “2001 Plan”), is designed to assist our Company and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and independent contractors, enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and our Company’s stockholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value.

Under the 2001 Plan, the Company may grant certain awards to its employees that qualify as “performance-based” compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Section 162(m) denies publicly held companies a tax deduction for Federal income tax purposes for annual compensation in excess of one million dollars paid to their chief executive officer or any of their four other most highly compensated executive officers employed on the last day of a given year. However, there is an exception to the Section 162(m) deduction limitation for, among other things, qualified performance-based compensation. In order to qualify as performance-based compensation under Section 162(m), several requirements must be satisfied. Included among these requirements is that the material terms of the performance goal under which the compensation is to be paid must be disclosed to and approved by stockholders. If the committee that administers the compensation arrangement has authority to change the targets under a performance goal after stockholder approval of the goal, then the material terms of the performance goal must be disclosed to and re-approved by stockholders no later than the first stockholder meeting that occurs in the fifth year following the year in which the stockholders previously approved the performance goal.

The 2001 Plan was originally approved by our stockholders at the 2001 Annual Meeting of Stockholders. The 2001 Plan includes provisions which allow us to issue Performance Awards (which are described more fully below) to eligible individuals. The Performance Award provisions in the 2001 Plan describe several performance goals upon which the Performance Awards may be based. Because the committee that administers the 2001 Plan has the authority to change the targets under the performance goals listed in the Performance Award provisions of the 2001 Plan, our stockholders must re-approve the material terms of the performance goals applicable to Performance Awards in order for such awards that are granted after our 2006 Annual Meeting of Stockholders to continue to qualify as performance-based compensation within the meaning of Section 162(m). The material terms of the performance goals under the Performance Award provisions of the 2001 Plan include the following:

(1)	Performance Awards may be granted only to persons who, at the time of grant, are officers, directors, employees and independent contractors of our Company or its subsidiaries, which includes approximately 3,200 persons. An employee on leave of absence may be considered as still in the employ of our Company or a subsidiary for purposes of eligibility to receive Performance Awards.

(2)

Subject to the requirements of the 2001 Plan, the Committee or the Board will determine performance Award and annual incentive Award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. In granting annual incentive or performance Awards, the Committee or the Board may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2001 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, return on investment and increases in the Company’s Stock price). During the first 90 days of a fiscal year or performance period, the Committee or the Board will determine who will potentially receive annual incentive or performance Awards for that fiscal year or performance period, either out of the pool or otherwise.

After the end of each fiscal year or performance period, the Committee or the Board will determine (i) the amount of any pools and the maximum amount of potential annual incentive or performance Awards payable to each participant in the pools and (ii) the amount of any other potential annual incentive or performance Awards payable to participants in the 2001 Plan. The Committee or the Board may, in its discretion, determine that the amount payable as an annual incentive or performance Award will be reduced from the amount of any potential Award.

(3)	Under the 2001 Plan, the total combined number of shares of the Company’s Common Stock and/or the Company’s Class B Common Stock (Common Stock and Class B Common Stock referred to as “Stock”) that may be subject to the granting of Awards under the 2001 Plan at any time during the term of the Plan shall be equal to 3,000,000 shares, plus the number of shares with respect to which Awards previously granted under the 2001 Plan that terminate without being exercised, and the number of shares that are surrendered in payment of any Awards or any tax withholding requirements. The 2001 Plan limits the number of shares which may be issued pursuant to incentive stock options to 3,000,000 shares.

During any fiscal year the number of options, Stock Appreciation Rights (“SARs”), restricted shares of Stock, deferred shares of Stock, shares as a bonus or in lieu of other Company obligations, and other stock-based awards (collectively, the “Awards”) granted to any one participant may not exceed 1,500,000 for each type of such Award, subject to adjustment in certain circumstances. In addition, the maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one participant is $5,000,000, and the maximum amount that may be earned as a performance Award or other cash Award in respect of a performance period by any one participant is $12,500,000.

Our stockholders are being asked to re-approve the material terms of the performance goal under the Performance Award provisions of the 2001 Plan so that payments made pursuant to such awards remain tax deductible. We are not proposing any changes in the 2001 Plan, nor are we seeking to increase the aggregate number of shares authorized for issuance under the 2001 Plan. The only consequence of a failure to approve this proposal is that payments made pursuant to Performance Award grants would no longer be deductible for federal income tax purposes by our Company.

Summary of the 2001 Plan

The following summary provides a general description of certain features of the 2001 Plan and is qualified in its entirety by the complete text of the 2001 Plan. A copy of the Watsco, Inc. 2001 Incentive Compensation Plan is attached hereto as Exhibit I. Copies of the 2001 Plan and the programs adopted thereunder are on file and publicly available at the SEC. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the 2001 Plan or in the programs adopted thereunder.

Shares Available for Awards & Limitations

Under the 2001 Plan, the total combined number of shares of the Company’s Common Stock and/or the Company’s Class B Common Stock (Common Stock and Class B Common Stock referred to as “Stock”) that may be delivered in connection with Awards under the 2001 Plan during the term of the Plan is 3,000,000 shares, plus the number of shares with respect to which Awards previously granted under the 2001 Plan that terminate without being exercised, expire, are forfeited or cancelled, and the number of shares that are surrendered in payment of any awards or any tax withholding requirements.

The 2001 Plan limits the number of shares which may be issued pursuant to incentive stock options to 3,000,000 shares.

In addition, the 2001 Plan imposes individual limitations on the amount of certain Awards to comply with Code Section 162(m). Under these limitations, during any fiscal year Awards relating to more than 1,500,000 shares of Stock may be granted to any one participant for each type of such Award including performance awards, subject to adjustment in certain circumstances. In addition, the maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one participant is $5,000,000, and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period by any one participant is $12,500,000.

The Committee is authorized to adjust the limitations described in the two preceding paragraphs and is authorized to adjust outstanding Awards (including adjustments to exercise prices of options and other affected terms of Awards) in the event that a dividend or other distribution (whether in cash, shares of Stock or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event affects the Stock so that an adjustment is appropriate. The Committee is also authorized to adjust performance conditions and other terms of Awards in response to these kinds of events or in response to changes in applicable laws, regulations or accounting principles.

Eligibility

The persons eligible to receive Awards under the 2001 Plan are the officers, directors, employees and independent contractors of the Company and its subsidiaries, which includes approximately 3,200 persons. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the 2001 Plan.

Administration

The 2001 Plan is to be administered by the Compensation Committee of the Company’s Board of Directors consisting of not less than two directors (the “Committee”), each member of which must be a “non-employee director” as defined under Rule 16b-3 under the Exchange Act and an “outside director” for purposes of Section 162(m) of the Code. However, except as otherwise required to comply with Rule 16b-3 of the Exchange Act, or Section 162(m) of the Code, the Board may exercise any power or authority granted to the Committee. Subject to the terms of the 2001 Plan, the Committee or the Board is authorized to select eligible persons to receive Awards, determine the type and number of Awards to be granted and the number of shares of Stock to which Awards will relate, specify times at which Awards will be exercisable or settleable (including performance conditions that may be required as a condition thereof), set other terms and conditions of Awards, prescribe forms of Award agreements, interpret and specify rules and regulations relating to the 2001 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2001 Plan.

Stock Options and SARs

The Committee or the Board is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options, and SARs entitling the participant to receive the amount by which the fair market value of a share of the Stock on the date of exercise (or defined “change in control price” following a change in control) exceeds the grant price of the SAR. The exercise price per share subject to an option and the grant price of an SAR are determined by the Committee, but in the case of an ISO must not be less than the fair market value of a share of Stock on the date of grant. For purposes of the 2001 Plan, the term “fair market value” means the fair market value of the Stock, Awards or other property as determined by the Committee or the Board or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the fair market value of the Stock as of any given date shall be the closing sales price per share of the Stock as reported on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment generally are fixed by the Committee or the Board, except that no option or SAR may have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash, Stock, outstanding Awards or other property having a fair market value equal to the exercise price, as the Committee or the Board may determine from time to time. Methods of exercise and settlement and other terms of the SARs are determined by the Committee or the Board. SARs granted under the 2001 Plan may include “limited SARs” exercisable for a stated period of time following a change in control of the Company, as discussed below.

Formula Grants to Outside Directors

The Committee or the Board is authorized to grant stock options to Outside Directors in accordance with the following conditions:

(1)	Each Outside Director that, prior to 1998, was not granted an Option under a previous plan to purchase shares of Common Stock shall receive an Option to purchase shares of Common Stock as may be determined by the Committee or the Nominating Committee upon election to the Board. All such Options shall become fully exercisable at 20% per year commencing on the first anniversary of the date of grant. Commencing on the sixth anniversary of the date of their election to the Board, and thereafter on each anniversary that such Outside Director is a member of the Board, he or she shall receive an Option to purchase 3,375 shares of Common Stock becoming fully exercisable on the first anniversary of the date of grant.

(2)	Each Outside Director that, prior to 1998, was granted an Option under a previous plan to purchase shares of Common Stock prior to 1998 shall receive, commencing on the sixth anniversary of the date of the last grant of an Option to such Outside Director and thereafter on each anniversary that such Outside Director is a member of the Board, an Option to purchase 3,375 shares of Common Stock becoming fully exercisable on the first anniversary of the date of grant.

(3)	The per share exercise price of all Options granted to Outside Directors pursuant to the above paragraphs (1) and (2) will be equal to the Fair Market Value of the Common Stock underlying such Option on the date such Option is granted. The unexercised portion of any Option granted pursuant to the above paragraphs (1) and (2) shall become null and void three months after the date on which such Outside Director ceases to be a Director for any reason.

(4)	The Board may also grant Options to Outside Directors as described in the above section entitled “Stock Options and SARs”.

Restricted and Deferred Stock

The Committee or the Board is authorized to grant restricted stock and deferred stock. Restricted stock is a grant of shares of Stock which may not be sold or disposed of, and which may be forfeited in the event of certain terminations of employment, prior to the end of a restricted period specified by the Committee or the Board. A participant granted restricted stock generally has all of the rights of a stockholder of the Company, unless otherwise determined by the Committee or the Board. An Award of deferred stock confers upon a participant the right to receive shares of Stock at the end of a specified deferral period, subject to possible forfeiture of the Award in the event of certain terminations of employment prior to the end of a specified restricted period. Prior to settlement, an Award of deferred stock carries no voting or dividend rights or other rights associated with share ownership, although dividend equivalents may be granted, as discussed below.

Dividend Equivalents

The Committee or the Board is authorized to grant dividend equivalents conferring on participants the right to receive, currently or on a deferred basis, cash, shares of Stock, other Awards or other property equal in value to dividends paid on a specific number of shares of Stock or other periodic payments. Dividend equivalents may be granted alone or in connection with another Award, may be paid currently or on a deferred basis and, if deferred, may be deemed to have been reinvested in additional shares of Stock, Awards or otherwise as specified by the Committee or the Board.

Bonus Stock and Awards in Lieu of Cash Obligations

The Committee or the Board is authorized to grant shares of Stock as a bonus free of restrictions, or to grant shares of Stock or other Awards in lieu of Company obligations to pay cash under the 2001 Plan or other plans or compensatory arrangements, subject to such terms as the Committee or the Board may specify.

Other Stock-Based Awards

The Committee or the Board is authorized to grant Awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Stock. Such Awards might include convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of shares of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board determines the terms and conditions of such Awards.

Performance Awards, Including Annual Incentive Awards

The right of a participant to exercise or receive a grant or settlement of an Award, and the timing thereof, may be subject to such performance conditions (including subjective individual goals) as may be specified by the Committee or the Board. In addition, the 2001 Plan authorizes specific annual incentive Awards, which represent a conditional right to receive cash, shares of Stock or other Awards upon achievement of certain preestablished performance goals and subjective individual goals during a specified fiscal year. Performance Awards and annual incentive Awards granted to persons whom the Committee expects will, for the year in which a deduction arises, be “covered employees” (as defined below) will, if and to the extent intended by the Committee, be subject to provisions that should qualify such Awards as “performance-based compensation” not subject to the limitation on tax deductibility by the Company under Code Section 162(m). For purposes of Section 162(m), the term “covered employee” means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the four highest compensated officers of the Company as of the end of a taxable year. If and to the extent required under Section 162(m) of the Code, any power or authority relating to a performance Award or annual incentive Award intended to qualify under Section 162(m) of the Code is to be exercised by the Committee and not the Board.

Subject to the requirements of the 2001 Plan, the Committee or the Board will determine performance Award and annual incentive Award terms, including the required levels of performance with respect to specified business criteria, the corresponding amounts payable upon achievement of such levels of performance, termination and forfeiture provisions and the form of settlement. In granting annual incentive or performance Awards, the Committee or the Board may establish unfunded award “pools,” the amounts of which will be based upon the achievement of a performance goal or goals based on one or more of certain business criteria described in the 2001 Plan (including, for example, total stockholder return, net income, pretax earnings, EBITDA, earnings per share, return on investment and increases in the Company’s Stock price). One or more of the following business criteria for the Company, on a consolidated basis, and/or, specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), will be used exclusively by the Committee in establishing performance goals for Performance Awards that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the S&P Specialty Retailer Index;

(3) increases in the fair market value of Stock; (4) net income; (5) pretax earnings; (6) earnings before interest expense, taxes, depreciation and amortization; (7) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (8) operating margin; (9) earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating earnings; (14) working capital or inventory; (15) ratio of debt to stockholders’ equity; and (16) increases in the price of shares of Stock. During the first 90 days of a performance period, or any longer period permitted under Section 162(m), the Committee or the Board will determine who will potentially receive Performance Awards for that performance period. During the first 90 days of a fiscal year or performance period, or any longer period permitted under Section 162(m), the Committee or the Board will determine who will potentially receive annual incentive or performance Awards for that fiscal year or performance period, either out of the pool or otherwise.

After the end of each fiscal year or performance period, the Committee or the Board will determine (i) the amount of any pools and the maximum amount of potential annual incentive or performance Awards payable to each participant in the pools and (ii) the amount of any other potential annual incentive or performance Awards payable to participants in the 2001 Plan. The Committee or the Board may, in its discretion, determine that the amount payable as an annual incentive or performance Award will be reduced from the amount of any potential Award.

Other Terms of Awards

Awards may be settled in the form of cash, shares of Stock, other Awards or other property, in the discretion of the Committee or the Board. The Committee or the Board may require or permit participants to defer the settlement of all or part of an Award in accordance with such terms and conditions as the Committee or the Board may establish, including payment or crediting of interest or dividend equivalents on deferred amounts, and the crediting of earnings, gains and losses based on deemed investment of deferred amounts in specified investment vehicles. The Committee or the Board is authorized to place cash, shares of Stock or other property in trusts or make other arrangements to provide for payment of the Company’s obligations under the 2001 Plan. The Committee or the Board may condition any payment relating to an Award on the withholding of taxes and may provide that a portion of any shares of Stock or other property to be distributed will be withheld (or previously acquired shares of Stock or other property be surrendered by the participant) to satisfy withholding and other tax obligations. Awards granted under the 2001 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee or the Board may, in its discretion, permit transfers for estate planning or other purposes subject to any applicable restrictions under Rule 16b-3.

Awards under the 2001 Plan are generally granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee or the Board may, however, grant Awards in exchange for other Awards under the 2001 Plan, awards under other Company plans, or other rights to payment from the Company, and may grant Awards in addition to and in tandem with such other Awards, rights or other awards.

Acceleration of Vesting; Change in Control

The Committee or the Board may, in its discretion, accelerate the exercisability, the lapsing of restrictions or the expiration of deferral or vesting periods of any Award, and such accelerated exercisability, lapse, expiration and if so provided in the Award agreement, vesting shall occur automatically in the case of a “change in control” of the Company, as defined in the 2001 Plan (including the cash settlement of SARs and “limited SARs” which may be exercisable in the event of a change in control). In addition, the Committee or the Board may provide in an Award agreement that the performance goals relating to any performance based Award will be deemed to have been met upon the occurrence of any “change in control.” Upon the occurrence of a change in control, if so provided in the Award agreement, stock options and limited SARs (and other SARs which so provide) may be cashed out based on a defined “change in control price,” which will be the higher of (i) the cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any reorganization, merger, consolidation, liquidation, dissolution or sale of substantially all assets of the Company, or (ii) the highest fair market value per share (generally based on market prices) at any time during the 60 days before and 60 days after a change in control. For purposes of the 2001 Plan, the term “change in control” generally means (a) approval by shareholders of any reorganization, merger or consolidation or other transaction or series of transactions if persons who were shareholders immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power of the reorganized, merged or consolidated company’s then outstanding, voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless the reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned), (b) a change in the composition of the Board such that the persons constituting the current Board, and subsequent directors approved by the current Board (or approved by such subsequent directors), cease to constitute at least a majority of the Board, or (c) the acquisition (other than from the Company) by any person or group of people of more than 50% (a “Controlling Interest”) of the outstanding shares or combined voting power of the Company’s Stock or outstanding securities entitled to vote generally in the election of Directors (other than acquisitions by the Company or its Subsidiaries, any person who owns a Controlling Interest on the effective date of the Plan, or any employee benefit plan of the Company or its Subsidiaries).

Federal Income Tax Consequences of Awards of Options

The 2001 Plan is not qualified under the provisions of section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Nonqualified Stock Options. On exercise of a nonqualified stock option granted under the 2001 Plan, an Optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of Stock acquired on exercise of the Option over the exercise price. If the Optionee is an employee of the Company, that income will be subject to the withholding of Federal income tax. The Optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the Option, and his holding period for those shares will begin on that date.

If an Optionee pays for shares of Stock on exercise of an Option by delivering shares of the Company’s Stock, the Optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the Optionee’s tax basis in them. The Optionee, however, otherwise will be taxed on the exercise of the Option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the Option, the Optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The Optionee’s tax basis and holding period for the additional shares received on exercise of the Option will be the same as if the Optionee had exercised the Option solely in exchange for cash.

The Company will be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income taxable to the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options. The 2001 Plan provides for the grant of stock options that qualify as “incentive stock options” as defined in section 422 of the Code. Under the Code, an Optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the Optionee holds a share received on exercise of an incentive stock option for at least two years from the date the Option was granted and at least one year from the date the Option was exercised (the “Required Holding Period”), the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an Optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period (a “Disqualifying Disposition”), the Optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the Option, the amount of ordinary income recognized by the Optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the Option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An Optionee who exercises an incentive stock option by delivering shares of Stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of Stock acquired on exercise of an incentive stock option exceeds the exercise price of that Option generally will be an adjustment included in the Optionee’s alternative minimum taxable income for the year in which the Option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the Option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the Optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the Option is exercised.

The Company is not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, the Company is allowed a deduction in an amount equal to the ordinary income includible in income by the Optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards. Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the 2001 Plan (e.g., if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within thirty (30) days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the 2001 Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year from the date as of which he or she would be required to recognize any compensation income.

Stock Appreciation Rights. The Company may grant SARs separate from any other Award (“Stand-Alone SARs”) or in tandem with Options (“Tandem SARs”) under the 2001 Plan. Generally, the recipient of a Stand-Alone SAR will not recognize any taxable income at the time the Stand-Alone SAR is granted.

With respect to Stand-Alone SARs, if the recipient receives the appreciation inherent in the SARs in cash, the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received. If the recipient receives the appreciation inherent in the SARs in shares of Stock, the recipient will recognize ordinary compensation income equal to the excess of the fair market value of the Stock on the day it is received over any amounts paid by the recipient for the Stock.

With respect to Tandem SARs, if the recipient elects to surrender the underlying option in exchange for cash or shares of Stock equal to the appreciation inherent in the underlying option, the tax consequences to the recipient will be the same as discussed above relating to the Stand-Alone SARs. If the recipient elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a nonqualified stock option (discussed above), i.e., the recipient will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares of Stock over the exercise price.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of Stand-Alone SARs or Tandem SARs. Upon the exercise of either a Stand-Alone SAR or a Tandem SAR, however, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

Dividend Equivalents. Generally, the recipient of a dividend equivalent award will recognize ordinary compensation income at the time the dividend equivalent award is received equal to the fair market value dividend equivalent award received. The Company generally will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize as a result of the dividend equivalent award, provided that the deduction is not otherwise disallowed under the Code.

Section 162 Limitations. The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Code, which generally disallows a public company’s tax deduction for compensation to covered employees in excess of $1 million in any tax year beginning on or after January 1, 1994. Compensation that qualifies as “performance-based compensation” is excluded from the $1 million deductibility cap, and therefore remains fully deductible by the company that pays it. Awards granted to employees whom the Committee expects to be covered employees at the time a deduction arises in connection with such awards, may, if and to the extent so intended by the Committee, qualify as such “performance-based compensation,” so that such awards will not be subject to the Section 162(m) deductibility cap of $1 million. Future changes in Section 162(m) or the regulations thereunder may adversely affect the ability of the Company to ensure that awards under the 2001 Plan will qualify as “performance-based compensation” that is fully deductible by the Company under Section 162(m).

Importance of Consulting Tax Adviser. The information set forth above is a summary only and does not purport to be complete. In addition, the information is based upon current Federal income tax rules and therefore is subject to change when those rules change. Moreover, because the tax consequences to any recipient may depend on his particular situation, each recipient should consult his tax adviser as to the Federal, state, local and other tax consequences of the grant or exercise of an Award or the disposition of Stock acquired as a result of an Award.

Amendment and Termination

The Board of Directors may amend, alter, suspend, discontinue or terminate the 2001 Plan or the Committee’s authority to grant Awards without further stockholder approval, except stockholder approval must be obtained for any amendment or alteration if such approval is required by law or regulation or under the rules of any stock exchange or quotation system on which shares of Stock are then listed or quoted. Thus, stockholder approval may not necessarily be required for every amendment to the 2001 Plan which might increase the cost of the 2001 Plan or alter the eligibility of persons to receive Awards.

Stockholder approval will not be deemed to be required under laws or regulations, such as those relating to ISOs, that condition favorable treatment of participants on such approval, although the Board may, in its discretion, seek stockholder approval in any circumstance in which it deems such approval advisable. Unless earlier terminated by the Board, the 2001 Plan will terminate at such time as no shares of Stock remain available for issuance under the 2001 Plan and the Company has no further rights or obligations with respect to outstanding Awards under the 2001 Plan.

Shareholder Approval

The affirmative vote of a majority of the votes cast at the Annual Meeting (either in person or by proxy), with Common Stock and Class B Common Stock voting together as a single class, with holders of Common Stock entitled to one vote per share and holders of Class B Common Stock entitled to ten votes per share, is required for re-approval of the material terms of the performance goal under the performance award provisions of the Company’s 2001 Incentive Compensation Plan.

Because future awards under the 2001 Plan are based on the company’s performance in future years, amounts payable under the 2001 Plan are not determinable for future years.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOAL UNDER THE PERFORMANCE AWARD PROVISIONS OF THE COMPANY’S 2001 INCENTIVE COMPENSATION PLAN

III.

OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

INFORMATION CONCERNING SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for consideration at our 2007 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in the proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by the Corporate Secretary no later than January 1, 2007. Any shareholder proposal submitted other than for inclusion in the proxy materials for that meeting must be delivered to the Company no later than March 17, 2007, or such proposal will be considered untimely. If a shareholder proposal is received after March 17, 2007, we may vote in our discretion as to the proposal all of the shares for which the Company has received proxies for the 2006 annual meeting of the shareholders.

By Order of the Board of Directors

BARRY S. LOGAN, Secretary

Coconut Grove, Florida

May 1, 2006

Appendix A

WATSCO, INC.

AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) shall communicate with the Board and provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to:

(1)	integrity of the Company’s financial statements

(2)	financial reporting processes

(3)	systems of internal accounting and financial controls

(4)	performance of the Company’s internal audit function and independent auditors

(5)	independent auditor’s qualifications and independence

(6)	compliance with ethics policies and legal and regulatory requirements

(7)	preparation of an audit committee report to be included in the Company’s annual proxy statement

(8)	annual performance evaluation of the audit committee.

In so doing, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, the internal auditors, Board of Directors and management of the Company.

DUTIES AND RESPONSIBILITIES

The Committee’s duties and responsibilities are as follows:

General

To provide oversight to the financial reporting function of the Company by:

1)	Influencing, as necessary, the overall tone for quality financial reporting, sound internal controls and ethical behavior.

2)	Overseeing the business risk management process that identifies, measures and prioritizes business and financial reporting risks and monitors the effectiveness of the control and risk management processes established to manage those risks.

3)	Involvement with all of the professionals (management along with the internal and independent auditors) responsible for financial reporting and internal control, actively reviewing and assessing the scope of their work and the quality of their performance.

4)	Engaging in meaningful discussions with the independent auditors and with management about the quality, not just acceptability, of financial reporting decisions and judgments.

5)	Exercising exclusive authority for selection, evaluation, retention compensation and oversight of the external auditor and presenting the basis for such conclusion to the Board.

6)	Overseeing the operation of the internal audit department.

7)	Overseeing the Company’s financial reporting process on behalf of the Board and reporting the results of their activities to the Board.

Specific

The Committee has the following specific responsibilities:

1.	Pre-approve all audit services (including comfort letters, consents, statutory audits, etc.). In addition, the Chairperson of the Committee or his designee must approve all clearly prohibited non-audit services before such services are begun. The Chairperson of the Committee or his designee shall present such decision to the Audit Committee at its next scheduled meeting. Prohibited non-audit services are as follows:

a)	Financial information system design and implementation,

b)	Bookkeeping,

c)	Legal and expert services,

d)	Internal audit outsourcing services,

e)	Appraisal/valuation services,

f)	Fairness opinions,

g)	Actuarial services,

h)	Human resources services, and

i)	Management services.

2.	Meet separately, periodically, with management, with internal auditors (or other personnel responsible for the internal audit function) and with independent auditors.

3.	Discuss any relevant matters with the independent auditors.

4.	Resolve all disagreements between management and the external auditor regarding financial reporting.

5.	Establish and maintain procedures for addressing “whistleblower” complaints received by the Company as to possible accounting irregularities, fraud, internal controls and the audit process and the confidential anonymous submission by employees regarding questionable accounting or auditing matters.

6.	Discuss with management and the external auditors the Company’s assessment of the effectiveness of the Company’s internal control structure and procedures.

7.	Discuss with management and the external auditors, the Company’s policies with respect to risk assessment and risk management.

8.	Meet periodically with the Company’s “disclosure swat team,” if such a group is established.

9.	Establish and oversee the Company’s Code of Conduct for Senior Executives, including senior financial executives.

10.	Oversee the activities of the Company’s internal audit department.

11.	Prior to issuance, review and discuss earnings press releases, as well as financial information and earnings guidance, if any, provided to analysts and rating agencies.

12.	Review and approve in advance any related party transactions.

13.	Review and discuss the Company’s annual audited financial statements and quarterly financial statements and disclosures under management’s discussion and analysis of financial condition and results of operations with management and the independent auditors prior to the filing of the Company’s quarterly report on Form 10-Q and 10-K. Also the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards (“GAAS”). The Chairperson of the Committee may represent the entire committee for the purpose of the review.

14.	Receive from the independent auditors at least annually in connection with the audit a written statement regarding relationships and services, which may affect objectivity and independence.

15.	At least quarterly receive from the independent auditors:

a)	An assessment of the critical accounting policies and practices used by the Company,

b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management (including the effect thereof and the treatment preferred by the independent auditor),

c)	A description of any disagreements between management and the independent auditor and

d)	Any other material written communications between management and the external auditor (i.e. management letters and schedules of unadjusted differences).

16.	Receive from the CEO and CFO a certification as to any significant deficiencies or material weaknesses in the Company’s internal controls and with respect to any possible internal fraud or accounting irregularities.

17.	Receive from the external auditors their attestation to management’s internal control assessment.

18.	Receive and review from the external auditors any matter raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

19.	Receive corporate attorney’s reports, if any, of evidence of a material violation of securities laws or breaches of fiduciary duty.

20.	Prepare the report to be included in the Company’s annual proxy statement, as required by SEC regulations.

21.	Perform an evaluation of the Committee’s performance at least annually to determine whether it is functioning effectively.

22.	Review the Audit Committee Charter at least annually and renew approval by the Board of Directors.

23.	Set clear hiring policies for employees or former employees of the independent auditors.

24.	Report regularly to the Board of Directors.

25.	Maintain independence in compliance with the Company’s Corporate Governance Guidelines, NYSE and AMEX requirements, SEC rules and other laws and regulations.

While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the authority to engage independent counsel and other advisors as it determines necessary to carry out its duties, and obtain such funding from the Company in the execution of its duties.

ACCOUNTABILITY

The Committee shall assure that the independent auditors are aware that they are ultimately responsible to the Audit Committee.

STRUCTURE & MEMBER REQUIREMENTS

The Committee shall consist of no fewer than three members of the Board. The members of the Committee shall each have been determined by the Board to be “independent” under the rules of the NYSE and AMEX and under Section 301 of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder. The Board shall also determine that each member is “financially literate” and that at least one member has “accounting or related financial management expertise,” in each case as such qualifications are defined by the NYSE, and whether any member of the Committee is an “audit committee financial expert” as defined by the SEC.

The Committee shall not have any member serve on the audit committee of more than three public corporations, including the Company, unless the Board of Directors:

(i)	determines that such simultaneous service would not impair the ability of such member to effectively serve on the Committee, and

(ii)	discloses such determination in the annual proxy statement.

PROCESS

The Committee shall carry out its responsibilities by use of both the internal audit department of the Company and the Company’s independent auditors to determine both the adequacy of the Company’s internal control systems and the internal control environment at the Company including its various subsidiaries. It is recognized that because this is a continuing process, the Committee cannot meet each time a decision must be made in dealing with the internal or independent auditors or management. The authority to make such decisions is, therefore, delegated to the Chairperson of the Committee. It shall be the Chairperson’s responsibility to at all times involve the other members of the Committee in any actions he or she deems material. The Chairperson shall either promptly mail (or e-mail) to the other committee members a description of all actions he takes between meetings or shall at the meeting following any action he has taken independently between meetings, fully bring all other members up to date. The Chairperson shall make no decisions on matters which he believes are material matters without the concurrence of the vice-chairperson, if one has been appointed. The full Committee shall meet as needed, by telephone or in person, but at least four times per year.

Those members of the Committee attending a previously scheduled meeting of the Committee shall constitute the Committee for purposes of conducting Committee business.

DOCUMENT REVIEW

The members of the Committee shall review all SEC, NYSE or AMEX filings containing financial statements or financial information before such documents are filed.

DOCUMENT RETENTION

The Chairperson of the Committee shall retain one copy of all documents for six years.

Approved by the Board February 27, 2006

Appendix B

WATSCO, INC.

COMPENSATION COMMITTEE CHARTER

The Compensation Committee is the arm of the Board of Directors which has been delegated the Board’s responsibility to the shareholders to determine a fair and just compensation (short, intermediate and long-term) for the Company’s CEO and its principal executive officers.

SCOPE OF RESPONSIBILITY

The Compensation Committee’s responsibilities are as follows:

General –

1.	To fairly and justly determine short, intermediate and long-term compensation for the CEO and the principal executive officers (Senior Vice President (“SVP”) and Chief Financial Officer (“CFO”)).

2.	The Compensation Committee shall constantly re-evaluate its executive compensation practices to assure the fairness, relevance, support of the strategic goals of the Company and contribution to the creation of long-term shareholder value.

3.	Such compensation should take into consideration that Watsco attempts to secure and retain the services of above average personnel.

4.	Overall compensation shall be based upon three components – base salary, annual or intermediate incentives and long-term compensation. Each component is intended as an important piece of an overall compensation package.

5.	A significant portion of the executives’ total compensation shall be through incentive and other forms of longer-term compensation linked to Company performance and the creation of shareholder value.

6.	The Committee shall have authority in connection with the administration of all plans of the Company under which common shares or other equity securities of the Company may be issued. In furtherance of this objective, the Committee shall, in its sole discretion, grant options and make awards of shares under the Company’s stock plans.

Specific –

The Compensation Committee is responsible each year to:

1.	By March 30, determine with the CEO his base salary and incentive compensation for that year so that such compensation will qualify under IRS Section 162(m).

2.	Review and approve, in advance, any changes to the compensation of the principal executive officers (SVP and CFO).

3.	Produce a compensation committee report on executive compensation as required by the SEC to be included on Form 10-K filed with the SEC.

4.	Document a performance evaluation of the committee.

5.	Report to the Board.

B-1

STRUCTURE

The Compensation Committee shall be made up of not less than two Watsco directors appointed annually by the Watsco Board of Directors. The Watsco Board of Directors shall appoint the chairperson of the Compensation Committee.

The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, CEO or executive officer compensation and shall have the sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Compensation Committee may form and delegate authority to subcommittees when appropriate, provided any action taken by a subcommittee is subsequently reported to the Committee and ratified.

DELEGATION

The Compensation Committee may also delegate to the CEO the authority to grant options and make awards of shares under the Company’s stock plans under conditions established by the Committee.

PROCESS

The Compensation Committee shall carry out its responsibilities primarily through its chairperson who shall formulate a fair and equitable compensation proposal for the CEO, review that proposal with the other committee members and the CEO of the Company and obtain the CEO’s agreement as to his compensation for the year.

For the compensation of the SVP and the CFO, the chairperson of the Compensation Committee shall discuss with the CEO the performance of these individuals (SVP and CFO) and approve their compensation packages after discussion and agreement with the other member of the Compensation Committee. Such compensation packages shall consider short, intermediate and long-term incentives.

The Compensation Committee will issue a certificate to the Company each year computing the amount of incentive compensation earned by the CEO during the prior year so that such compensation can be paid under Section 162(m) of the Internal Revenue Code of 1986.

The Compensation Committee will meet as needed, either in person or by phone, but at least twice per year.

MEMBERSHIP REQUIREMENTS

The Committee shall be composed of not less than two (2) independent Directors. Each member shall be an outside director, independent of management, consistent with applicable rules and regulations of the SEC, NYSE and AMEX.

B-2

Appendix C

WATSCO, INC.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors (the “Board”) of Watsco, Inc. (the “Company”) has adopted these corporate governance guidelines to promote the effective functioning of the Board and its committees, to promote the interests of stockholders, and to ensure a common set of expectations as to how the Board, its various committees, individual directors and management should perform their functions.

Selection of Directors. The Nominating & Strategy Committee is responsible for identifying, screening, and recommending candidates to the Board. The Board is responsible for nominating candidates for election at the next meeting of shareholders and for filling vacancies that occur between annual meetings of shareholders based on the recommendation of the Nominating & Strategy Committee.

Board Membership Criteria. The Nominating & Strategy Committee is responsible for determining the appropriate skills and characteristics required of directors. The Nominating & Strategy Committee shall consider the following criteria in making its recommendations to the Board:

•	Judgment, character and knowledge useful to the oversight of the Company’s business;

•	Business or other relevant experience, including business-building skills and financial expertise;

•	Chemistry with other Board members that will build a Board that is effective, collegial and responsive to the needs of the Company.

Expectations for Directors. The Board has developed a number of specific expectations of directors to promote the efficient and effective conduct of the Board’s business. It is understood that the non-management directors are not full-time employees of the Company.

•	Commitment and Attendance. All directors should make every effort to attend meetings of the Shareholders, Board and the Committees of which they are members. Attendance by telephone may be used to facilitate a director’s attendance.

•	Participation in Meetings. Each director should be sufficiently familiar with the business of the Company, including its financial statements and significant business risks, to ensure active and effective participation as a Board member or as a member of the Committee on which he or she serves. Directors should also review the materials in advance of the meetings of the Board and its Committees to be prepared to discuss meeting topics.

•	Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to the Company. This duty of loyalty mandates that the best interests of the Company take precedence over any interest possessed by a director. The Company has adopted a Code of Conduct for Senior Executives (the “Senior Executive Code”). Certain portions of the Senior Executive Code deal with activities of directors, particularly with respect to potential conflicts of interest, the taking of corporate opportunities for personal use, and transactions in the securities of the Company.

•	Confidentiality. Board and committee discussions shall be confidential. Each director shall maintain the confidentiality of information received in connection with his or her service as a director.

Number of Independent Directors on Board. A majority of the Board shall be independent.

Determination of Director Independence. The Board of Directors reviews the status of each director and determines whether directors meet independence requirements. To assist the directors in making determinations of director independence, the Board has adopted a definition of director independence which is included at the end of these guidelines.

Director Compensation. Non-employee directors receive compensation for their board service. Employee directors do not receive compensation for their board service. The Nominating & Strategy Committee reviews directors’ remuneration and recommends any changes to the Board.

Board and Committee Meetings. There are four regularly scheduled Board meetings each year; additional meetings may be held as needed. The Chairman presents an agenda at the beginning of each meeting and additional agenda items may be added as needed. Committees prepare their own calendar of meetings and agendas. Materials for Board and committee meetings are distributed in advance to the extent reasonably possible.

Committees. The Board has three standing committees: Nominating & Strategy, Audit and Compensation. Only independent directors may serve on the Audit and Compensation Committees.

Executive Sessions. The non-management directors meet in executive session regularly. Paul Manley and Cesar Alvarez shall rotate as the presiding directors for executive sessions of the non-management directors.

Director Access to Management. All directors shall be free to contact the CEO at any time to discuss any aspect of the Company’s business and shall also have access to other members of the Company’s senior management. Such members of senior management who are not Board members, as well as the leadership of the Company’s subsidiaries, may be invited to attend Board and committee meetings to participate and to provide a greater understanding of the Company’s activities.

Director Access to Independent Advisors. The Audit Committee confers with the Board regarding the retention of, and meets regularly with, the Company’s outside auditors, and is responsible for the appointment, compensation, retention and oversight of the work of the Company’s outside auditors and approves any significant audit or non-audit work by the Company’s outside auditors. The Chairperson of each committee has the sole authority to retain consultants or other experts to provide them advice.

Director Orientation & Education. The Chairman of the Board shall provide orientation and education for directors, either individually or in group settings, which may include discussions of company history, strategies, opportunities and the like. Such discussions may be conducted at the Company or by travel in formal, informal or social settings (with or without spouses). Such orientation and education may also include members of senior management or with others who have business relationships with the Company.

Evaluations. The Board evaluates its performance annually, led by the Nominating & Strategy Committee. Each committee evaluates its performance annually and reviews the results of its evaluation with the full Board.

Management Succession. The Board will maintain succession planning policies and principles for CEO selection and performance review, as well as policies in the event of the CEO’s retirement or should something unexpectedly occur that prevents him to fulfill his duties.

Guidelines for Determining Director Independence

A director will be considered independent only if the Board has affirmatively determined that the director has no material relationship with the Company that would impair his or her independent judgment. The Board will review factors affecting independence at the time a director is proposed for election or re-election. In the process of making such determinations, the Board will consider the nature, extent and materiality of the director’s relationships with the Corporation and the Board will apply the following guidelines:

A director will be deemed not to be independent by the Board of Directors if the Board finds that:

(a) a director is employed by the Company or a Director’s immediate family member is employed by the Company as an executive officer;

(b) a director or a director’s immediate family member receives more than $60,000 per year in compensation from the Company, other than director and committee fees, pension or other forms of deferred compensation that is for prior service and not contingent upon continued service, compensation for former service as an interim Chairman or CEO, or compensation received by an immediate family member for service as an employee below the level of executive officer;

(c) a director or a director’s immediate family member, who serves in a professional capacity, is affiliated with or employed by or as one of the Company’s current or previous internal or external auditors;

(d) a director or a director’s immediate family member is employed as an executive officer by another entity whose compensation committee includes any executive of the Company;

(e) a director is currently employed, or a director’s immediate family member is currently employed as an executive officer, by an entity (other than a charity) that makes payments to, or receives payments from, the Corporation for goods or services in an amount that exceeds, in a single fiscal year, the greater of $200,000 or two percent of that entity’s consolidated gross revenues; or

(f) any of the situations described in (a), (b), (c), (d) or (e) above existed within the past three years.

Additionally, the Company will disclose in its Annual Proxy Statement any charitable contributions to any charitable organization in which a director serves as an executive officer, if within the preceding three years, contributions, excluding matching gifts, in a single fiscal year exceeded the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues, and, in such case, the Board will consider the materiality of such contributions.

A Director will be deemed not to be independent by the Board of Directors if the Board finds that a Director has material business arrangements with the Company which would jeopardize the Director’s judgment. The Board will review for materiality all business arrangements between the Company and the Director and all business arrangements between the Company and an entity for which the Director serves as an officer or general partner or owns more than five percent. Arrangements are not material and not likely to jeopardize the Director’s judgment, and thereby his/her independence, if:

(a) the arrangements are usually and customarily offered to customers by the Corporation;

(b) the arrangements are offered on substantially similar terms as those prevailing at the time for comparable transactions with other customers under similar circumstances;

(c) in the event that (i) a proposed arrangement were not made or (ii) an existing arrangement were terminated in the normal course of business, that action would not reasonably be expected to have a material and adverse effect on the financial condition, results of operations, or business of the recipient;

In applying the factors listed in (a) through (c) above, the Board will consider such other factors as it may deem necessary to arrive at sound determinations as to the independence of each Director, and such factors may override the conclusions of independence or non-independence that would be reached simply by applying the guidelines. In such cases, the basis for independence determinations will be disclosed in the Company’s Annual Proxy Statement.

The Board of Directors of the Corporation has adopted these guidelines for determining the independence of directors; the guidelines are consistent with Securities and Exchange Commission rules implementing the Sarbanes-Oxley Act of 2002 and with NYSE and AMEX Listing Standards. The Board has determined that a substantial majority of the directors is independent and that all of the directors serving on the Audit and Compensation Committee are independent.

Exhibit 1

WATSCO, INC.

2001 INCENTIVE COMPENSATION PLAN

1. Purpose. The purpose of this 2001 INCENTIVE COMPENSATION PLAN (the “Plan”) is to assist Watsco, Inc., a Florida corporation (the “Company”) and its subsidiaries in attracting, motivating, retaining and rewarding high-quality executives and other employees, officers, directors and independent contractors by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s stockholders, and providing such persons with annual and long term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Code (as hereafter defined) to the extent deemed appropriate by the Committee (or any successor committee) of the Board of Directors of the Company.

2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof.

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner”, “Beneficially Owning” and “Beneficial Ownership” shall have the meanings ascribed to such terms in Rule 13d-3 under the Exchange Act and any successor to such Rule.

(e) “Board” means the Company’s Board of Directors.

(f) “Cause” shall, with respect to any Participant, have the equivalent meaning (or the same meaning as “cause” or “for cause”) set forth in any employment agreement between the Participant and the Company or Parent Corporation or Subsidiary or, in the absence of any such agreement, such term shall mean (i) the failure by the Participant to perform his or her duties as assigned by the Company (or Parent Corporation or Subsidiary) in a reasonable manner, (ii) any violation or breach by the Participant of his or her employment agreement with the Company (or Parent Corporation or Subsidiary), if any, (iii) any violation or breach by the Participant of his or her non-competition and/or non-disclosure agreement with the Company (or Parent Corporation or Subsidiary) if any, (iv) any act by the Participant of dishonesty or bad faith with respect to the Company (or Parent Corporation or Subsidiary), (v) chronic addiction to alcohol, drugs or other similar substances affecting the Participant’s work performance, or (vi) the commission by the Participant of any act, misdemeanor, or crime reflecting unfavorably upon the Participant or the Company. The good faith determination by the Committee of whether the Participant’s employment was terminated by the Company for “Cause” shall be final and binding for all purposes hereunder.

(g) “Change in Control” means a Change in Control as defined with related terms in Section 9 of the Plan.

(h) “Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(j) “Committee” means the Compensation Committee designated by the Board; provided, however, that the Committee shall consist of at least two directors, each member of which shall be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Section 162(m) of the Code.

(k) “Corporate Transaction” means a Corporate Transaction as defined in Section 9(b)(i) of the Plan.

(l) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(m) “Deferred Stock” means a right, granted to a Participant under Section 6(e) hereof, to receive Stock, cash or a combination thereof at the end of a specified deferral period.

(n) “Director” means a member of the Board.

(o) “Disability” means a permanent and total disability (within the meaning of Section 22(e) of the Code), as determined by a medical doctor satisfactory to the Committee.

(p) “Dividend Equivalent” means a right, granted to a Participant under Section 6(g) hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

(q) “Effective Date” means the effective date of the Plan, which shall be June 1, 2001.

(r) “Eligible Person” means each Executive Officer of the Company (as defined under the Exchange Act) and other officers, Directors, and employees of the Company or of any Subsidiary, and independent contractors with the Company or any Subsidiary. The foregoing notwithstanding, only employees of the Company or any Subsidiary shall be Eligible Persons for purposes of receiving any Incentive Stock Options. An employee on leave of absence may be considered as still in the employ of the Company or a Subsidiary for purposes of eligibility for participation in the Plan.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(t) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(u) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or the Board, or under procedures established by the Committee or the Board. Unless otherwise determined by the Committee or the Board, the Fair Market Value of Stock as of any given date shall be the closing sale price per share reported on a consolidated basis for stock listed on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on that date, then on the last previous day on which a sale was reported.

(v) “Incentive Stock Option” or “ISO” means any Option intended to be designated as an incentive stock option within the meaning of Section 422 of the Code or any successor provision thereto.

(w) “Incumbent Board” means the Incumbent Board as defined in Section 9(b)(ii) of the Plan.

(x) “Limited SAR” means a right granted to a Participant under Section 6(c) hereof.

(y) “Option” means a right granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(z) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(aa) “Outside Director” means a member of the Board who qualifies as an “outside director” under Section 162(m) of the Code and as a “Non-Employee Director” under Rule 16b-3 promulgated under the Exchange Act.

(bb) “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations in the chain (other than the Company) owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in the chain.

(cc) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(dd) “Performance Award” means a right, granted to an Eligible Person under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee or the Board.

(ee) “Person” shall have the meaning ascribed to such term in Section 3(a) (9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(ff) “Publicly Held Corporation” shall mean a publicly held corporation as that term is used under Section 162(m)(2) of the Code.

(gg) “Restricted Stock” means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(hh) “Rule 16b-3” and “Rule 16a-l(c)(3)” means Rule 16b-3 and Rule 16a-1(c) (3), as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(ii) “Stock” means the Company’s Common Stock, par value $.50 per share (the “Common Stock”) and/or the Company’s Class B Common Stock, par value $.50 per share (the “Class B Common Stock”), and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

(jj) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c) hereof.

(kk) “Subsidiary” means any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which the Company has the right to receive 50% or more of the distribution of profits or 50% or more of the assets on liquidation or dissolution.

3. Administration.

(a) Authority of the Committee. The Plan shall be administered by the Committee; provided, however, that except as otherwise expressly provided in this Plan or in order to comply with Code Section 162(m) or Rule 16b-3 under the Exchange Act, the Board may exercise any power or authority granted to the Committee under this Plan. The Committee or the Board shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee or the Board may deem necessary or advisable for the administration of the Plan. In exercising any discretion granted to the Committee or the Board under the Plan or pursuant to any Award, the Committee or the Board shall not be required to follow past practices, act in a manner consistent with past practices, or treat any Eligible Person in a manner consistent with the treatment of other Eligible Persons.

(b) Manner of Exercise of Committee Authority. The Committee, and not the Board, shall exercise sole and exclusive discretion on any matter relating to a Participant then subject to Section 16 of the Exchange Act with respect to the Company to the extent necessary in order that transactions by such Participant shall be exempt under Rule 16b-3 under the Exchange Act. Any action of the Committee or the Board shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and stockholders. The express grant of any specific power to the Committee or the Board, and the taking of any action by the Committee or the Board, shall not be construed as limiting any power or authority of the Committee or the Board. The Committee or the Board may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee or the Board shall determine, (i) to perform administrative functions, (ii) with respect to Participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee or the Board may determine, and (iii) with respect to Participants subject to Section 16, to perform such other functions of the Committee or the Board as the Committee or the Board may determine to the extent performance of such functions will not result in the loss of an exemption under Rule 16b-3 otherwise available for transactions by such persons, in each case to the extent permitted under applicable law and subject to the requirements set forth in Section 8(d). The Committee or the Board may appoint agents to assist it in administering the Plan.

(c) Limitation of Liability. The Committee and the Board, and each member thereof, shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a Subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and the Board, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or the Board, shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. Stock Subject to Plan.

(a) Limitation on Overall Number of Shares Subject to Awards. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 3,000,000, plus (ii) the number of shares with respect to Awards previously granted under the Plan that terminate without being exercised, expire, are forfeited or canceled, and the number of shares of Stock that are surrendered in payment of any Awards or any tax withholding with regard thereto. Any shares of Stock delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Subject to adjustment as provided in Section 10(c) hereof, in no event shall the aggregate number of shares of Stock which may be issued pursuant to ISOs exceed 3,000,000 shares.

(b) Application of Limitations. The limitation contained in Section 4(a) shall apply not only to Awards that are settleable by the delivery of shares of Stock but also to Awards relating to shares of Stock but settleable only in cash (such as cash-only SARs). The Committee or the Board may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

5. Eligibility; Per-Person Award Limitations. Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 1,500,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), 6(h), 8(b) and 8(c). In addition, the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any fiscal year by any one Participant shall be $5,000,000, and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period by any one Participant shall be $12,500,000.

6. Specific Terms of Awards.

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6 . In addition, the Committee or the Board may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee or the Board shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee or the Board shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan. Except in cases in which the Committee or the Board is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of Delaware law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee and the Board each is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee or the Board, provided that such exercise price shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on the date of grant of the Option and shall not, in any event, be less than the par value of a share of Stock on the date of grant of such Option. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

(ii) Time and Method of Exercise. The Committee or the Board shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which Options shall cease to be or become exercisable following termination of employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid (including in the discretion of the Committee or the Board a cashless exercise procedure), the form of such payment, including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. Thus, if and to the extent required to comply with Section 422 of the Code, Options granted as Incentive Stock Options shall be subject to the following special terms and conditions:

(A) the Option shall not be exercisable more than ten years after the date such Incentive Stock Option is granted; provided, however, that if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation and the Incentive

Stock Option is granted to such Participant, the term of the Incentive Stock Option shall be (to the extent required by the Code at the time of the grant) for no more than five years from the date of grant; and

(B) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options granted under the Plan and all other option plans of the Company or its Parent Corporation during any calendar year exercisable for the first time by the Participant during any calendar year shall not (to the extent required by the Code at the time of the grant) exceed $100,000.

(iv) Repurchase Rights. The Committee and the Board shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease to be employed with or perform services to the Company (or a Parent Corporation or Subsidiary) while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right.

(v) Formula Grants to Outside Directors. The Committee and the Board each is authorized to grant Options to Participants who are Outside Directors on the following terms and conditions:

(1) Each Outside Director who, prior to 1998, was not granted an option under any prior plan to purchase shares of Common Stock shall receive an Option to purchase shares of Common Stock upon his or her initial election to the Board as may be determined by the Compensation Committee or Nominating Committee. All such Options shall become fully exercisable at 20% per year commencing on the first anniversary of the date of grant. Commencing on the sixth anniversary of the date of his or her initial election to the Board, and thereafter on each anniversary that such Outside Director is a member of the Board, each such Outside Director shall receive an Option to purchase 3,375 shares of Common Stock, which option shall become fully exercisable on the first anniversary of the date of grant.

(2) Each Outside Director who, prior to 1998, was granted an option to purchase under any prior plan shares of Common Stock shall receive, commencing on the sixth anniversary of the date of the last grant of an Option to such Outside Director and thereafter on each anniversary that such Outside Director is a member of the Board, an Option to purchase 3,375 shares of Common Stock which Option shall become fully exercisable on the first anniversary of the date of grant.

(3) The per share exercise price of all Options granted to Outside Directors pursuant to paragraphs (1) and (2) of this Section 6(b)(v) will be equal to the Fair Market Value of the Common Stock underlying such Option on the date such Option is granted. The unexercised portion of any Option granted pursuant to paragraphs (1) or (2) of this Section 6(b)(v) shall become null and void three months after the date on which such Outside Director ceases to be a Director for any reason.

(4) The Board may also grant Options to Outside Directors pursuant to the other provisions of this Section 6(b), subject to the provisions of the Plan generally applicable to Options granted pursuant to Section 6(b).

(c) Stock Appreciation Rights. The Committee and the Board each is authorized to grant SAR’s to Participants on the following terms and conditions:

(i) Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of stock on the date of exercise (or, in the case of a “Limited SAR” that may be exercised only in the event of a Change in Control, the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof), over (B) the grant price of the SAR as determined by the

Committee or the Board. The grant price of an SAR shall not be less than the Fair Market Value of a share of Stock on the date of grant except as provided under Section 7(a) hereof.

(ii) Other Terms. The Committee or the Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of employment or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be in tandem or in combination with any other Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee or the Board, may be granted on such terms, not inconsistent with this Section 6(c), as the Committee or the Board may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards.

(d) Restricted Stock. The Committee and the Board each is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee or the Board may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee or the Board may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee or the board). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board at the time of the Award, upon termination of a Participant’s employment during the applicable restriction period, the Participant’s Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee or the Board shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee or the Board may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee or the Board may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee or the Board, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e) Deferred Stock. The Committee and the Board each is authorized to grant Deferred Stock to Participants, which are rights to receive Stock, cash, or a combination thereof at the end of a specified deferral period, subject to the following terms and conditions:

(i) Award and Restrictions. Satisfaction of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee or the Board (or, if permitted by the Committee or the Board, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee or the Board may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee or the Board may determine. Deferred Stock may be satisfied by delivery of Stock, cash equal to the Fair Market Value of the specified number of shares of Stock covered by the Deferred Stock, or a combination thereof, as determined by the Committee or the Board at the date of grant or thereafter. Prior to satisfaction of an Award of Deferred Stock, an Award of Deferred Stock carries no voting or dividend or other rights associated with share ownership.

(ii) Forfeiture. Except as otherwise determined by the Committee or the Board, upon termination of a Participant’s employment during the applicable deferral period thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), the Participant’s Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee or the Board may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee or the Board may in other cases waive in whole or in part the forfeiture of Deferred Stock.

(iii) Dividend Equivalents. Unless otherwise determined by the Committee or the Board at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee or the Board shall determine or permit the Participant to elect.

(f) Bonus Stock and Awards in Lieu of Obligations. The Committee and the Board each is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee or the Board.

(g) Dividend Equivalents. The Committee and the Board each is authorized to grant Dividend Equivalents to a Participant entitling the Participant to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee or the Board may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee or the Board may specify.

(h) Other Stock-Based Awards. The Committee and the Board each is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee or the Board to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee or the Board, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or business units. The Committee or the Board shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration (including without limitation loans from the Company or a Parent Corporation or a Subsidiary), paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards or other property, as the Committee or the Board shall determine. The Committee and the Board shall have the discretion to grant such other Awards which are exercisable for unvested shares of Common Stock. Should the Optionee cease to be employed with or perform services to the Company (or a Parent Corporation or Subsidiary) while holding such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Committee or the Board and set forth in the document evidencing such repurchase right. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

7. Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee or the Board, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee or the Board shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Deferred Stock or Restricted Stock), or in which the exercise price, grant price or purchase price of the Award in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee or the Board; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or such shorter term as may be required in respect of an ISO under Section 422 of the Code).

(c) Form and Timing of Payment Under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee or the Board shall determine, including, without limitation, cash, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or the Board or upon occurrence of one or more specified events (in addition to a Change in Control). Installment or deferred payments may be required by the Committee or the Board (subject to Section 10(e) of the Plan) or permitted at the election of the Participant on terms and conditions established by the Committee or the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. If and to the extent that the Company is or becomes a Publicly Held Corporation, it is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 or Rule 16a-1(c)(3) to the extent necessary to ensure that neither the grant of any Awards to nor other transaction by a Participant who is subject to Section 16 of the Exchange Act is subject to liability under Section 16(b) thereof (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 or Rule 16a-1(c)(3) as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 or Rule 16a-l(c)(3) so that such Participant shall avoid liability under Section 16(b). In addition, the purchase price of any Award conferring a right to purchase Stock shall be not less than any specified percentage of the Fair Market Value of Stock at the date of grant of the Award then required in order to comply with Rule 16b-3.

8. Performance and Annual Incentive Awards.

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee or the Board. The Committee or the Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m). If and to the extent required under Code Section 162(m), any power or authority relating to a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

(b) Performance Awards Granted to Designated Covered Employees. If and to the extent that the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain”. The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used exclusively by the Committee in establishing performance goals for such Performance Awards: (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index or the S&P Small-Cap 600 Index; (3) increases in the Fair Market Value of any Stock; (4) net income; (5) pretax earnings; (6) earnings before interest expense, taxes, depreciation and amortization; (7) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (8) operating margin; (9) earnings per share; (10) return on equity; (11) return on capital; (12) return on investment; (13) operating earnings; (14) working capital or inventory; (15) ratio of debt to stockholders’ equity; and (16) increases in the price of shares of Stock. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 8(c) hereof that are intended to qualify as “performanced-based compensation under Code Section 162(m).

(iii) Performance Period; Timing For Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. The Committee may, within its discretion, grant one or more Annual Incentive Awards to any Eligible Person, subject to the terms and conditions set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Annual Incentive Awards. In the case of Annual Incentive Awards intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), the amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (B) the amount of potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as an Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no Award whatsoever. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards if and to the extent required to comply with Code Section 162(m).

(e) Status of Section 8(b) and Section 8(c) Awards Under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Section 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee, constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Performance Awards or Annual Incentive Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. Change in Control.

(a) Effect of “Change in Control.” If and to the extent provided in the Award, in the event of a “Change in Control,” as defined in Section 9(b):

(i) The Committee may, within its discretion, accelerate the vesting and exercisability of any Award carrying a right to exercise that was not previously vested and exercisable as of the time of the Change in Control, subject to applicable restrictions set forth in Section 10(a) hereof;

(ii) The Committee may, within its discretion, accelerate the exercisability of any limited SARs (and other SARs if so provided by their terms) and provide for the settlement of such SARs for amounts, in cash, determined by reference to the Change in Control Price;

(iii) The Committee may, within its discretion, lapse the restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan and such Awards may be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv) With respect to any such outstanding Award subject to achievement of performance goals and conditions under the Plan, the Committee may, within its discretion, deem such performance goals and other conditions as having been met as of the date of the Change in Control.

(b) Definition of “Change in Control.” A “Change in Control” shall be deemed to have occurred upon:

(i) Approval by the shareholders of the Company of a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company’s then outstanding voting securities, or a liquidation or dissolution of the Company or the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale (any such event being referred to as a “Corporate Transaction”) is subsequently abandoned);

(ii) Individuals who, as of the date on which the Award is granted, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date on which the Award was granted whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(iii) the acquisition (other than from the Company) by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act, of more than 50% of either the then outstanding shares of the Company’s Stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a “Controlling Interest”) excluding, for this purpose, any acquisitions by (1) the Company or its Subsidiaries, (2) any person, entity or “group” that as of the date on which the Award is granted owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act) of a Controlling Interest (3) any employee benefit plan of the Company or its Subsidiaries or (4) directly or indirectly by or for the benefit of Albert H. Nahmad and/or the members of his family.

(c) Definition of “Change in Control Price.” The “Change in Control Price” means an amount in cash equal to the higher of (i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any Corporate Transaction triggering the Change in Control under Section 9(b) (i) hereof or any liquidation of shares following a sale of substantially all of the assets of the Company, or (ii) the highest Fair Market Value per share at any time during the 60-day period preceding and the 60-day period following the Change in Control.

10. General Provisions.

(a) Compliance With Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee or the Board, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other Company securities are listed or quoted, or compliance with any other obligation of the Company, as the Committee or the Board, may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan, including any Award or right which constitutes a derivative security as generally defined in Rule 16a-1(c) under the Exchange Act, shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a Subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers and exercises are permitted by the Committee or the Board pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee or the Board may impose thereon, and further subject to any prohibitions or restrictions on such transfers pursuant to Rule 16b-3). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee or the Board, and to any additional terms and conditions deemed necessary or appropriate by the Committee or the Board.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that a substitution or adjustment is determined by the Committee or the Board to be appropriate, then the Committee or the Board shall, in such manner as it may deem equitable, substitute or adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award. In addition, the Committee (and the Board if and only to the extent such authority is not required to be exercised by the Committee to comply with Code Section 162(m)) is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any Subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, SARs, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and the regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee or the Board may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Committee’s authority to grant Awards under the Plan, without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Board action if such stockholder approval is required by any federal or state law or regulation (including, without limitation, Rule 16b-3 or Code Section 162(m)) or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee or the Board may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided that, without the consent of an affected Participant, no such Committee or the Board action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred Under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ of the Company or a Subsidiary; (ii) interfering in any way with the right of the Company or a Subsidiary to terminate any Eligible Person’s or Participant’s employment at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’ s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee or the Board may specify and in accordance with applicable law.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee or the Board, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee or the Board shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the laws of the State of Florida without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Plan Effective Date and Stockholder Approval; Termination of Plan. The Plan shall become effective on the Effective Date, subject to subsequent approval within 12 months of its adoption by the Board by stockholders of the Company eligible to vote in the election of directors, by a vote sufficient to meet the requirements of Code Sections 162(m) (if applicable) and 422, Rule 16b-3 under the Exchange Act (if applicable), applicable NASDAQ requirements, and other laws, regulations, and obligations of the Company applicable to the Plan. Awards may be granted subject to stockholder approval, but may not be exercised or otherwise settled in the event stockholder approval is not obtained. The Plan shall terminate at such time as no shares of Common Stock remain available for issuance under the Plan and the Company has no further rights or obligations with respect to outstanding Awards under the Plan.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY FOR COMMON STOCK

2006 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), the undersigned is entitled to vote at the 2006 Annual Meeting of Shareholders of the Company to be held at the Ritz-Carlton Hotel, 3300 Southwest 27th Avenue, Coconut Grove, Florida on Friday, May 26, 2006, at 9:00 a.m. local time, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1)	FOR [ ] WITHHOLD VOTE [ ] To elect Victor M. Lopez, Gary L. Tapella and Sherwood M. Weiser as common stock directors until the annual meeting of shareholders in 2007 or until their successors are duly elected and qualified, except vote withheld from the following nominee(s) (if any).

(2)	FOR [ ] AGAINST ( ) WITHHOLD VOTE [ ] To re-approve the material terms of the performance goal under the performance award provisions of the Company’s 2001 Incentive Compensation Plan; and

(3)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2005 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated May 1, 2006.

Date: , 2006

Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable. No postage is required if mailed within the United States.

WATSCO, INC.

2665 South Bayshore Drive, Suite 901

Coconut Grove, Florida 33133

PROXY FOR CLASS B COMMON STOCK

2006 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ALBERT H. NAHMAD and BARRY S. LOGAN and each of them, the proxy and true and lawful attorneys and agents for and in the name of the undersigned, with full power of substitution for and in the name of the undersigned, to vote all shares of Class B common stock, par value $.50, of WATSCO, INC., a Florida corporation (the “Company”), the undersigned is entitled to vote at the 2006 Annual Meeting of Shareholders of the Company to be held at the Ritz-Carlton Hotel, 3300 Southwest 27th Avenue, Coconut Grove, Florida on Friday, May 26, 2006, at 9:00 a.m. local time, and at any and all adjournments thereof, on the following matters:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS SET FORTH BELOW.

The undersigned hereby instructs said proxies or their substitutes:

(1)	FOR [ ] WITHHOLD VOTE [ ] To elect Frederick H. Joseph and George P. Sape as Class B stock directors until the annual meeting of shareholders in 2008 and to elect Cesar L. Alvarez, Paul F. Manley and Albert H. Nahmad as Class B stock directors until the annual meeting of shareholders in 2009 or until their successors are duly elected and qualified, except vote withheld from the following nominee(s) (if any).

(2)	FOR [ ] AGAINST ( ) WITHHOLD VOTE [ ] To re-approve the material terms of the performance goal under the performance award provisions of the Company’s 2001 Incentive Compensation Plan; and

(3)	In their discretion, on any other matters which may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

(SEE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (i) the Company’s 2005 Annual Report to Shareholders, (ii) the Proxy Statement and (iii) the Notice of Annual Meeting dated May 1, 2006.

Date: , 2006

Please sign exactly as your name appears hereon. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed in full corporate or partnership name by a duly authorized officer or partner as applicable. No postage is required if mailed within the United States.